Exhibit 10.61

CONTRIBUTION AND ADMISSION AGREEMENT

BETWEEN

WWP SPONSOR, LLC

AND

ARC NYWWPJV001, LLC

Property:	Worldwide Plaza
825 Eighth Avenue
New York, New York

Dated:	October 8, 2013

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Appendix	Definitions
Schedule A-1	Description of the Land
Schedule A-2	Description of Amenities Land
Schedule A-3	Description of Amenities Mortgages
Schedule 6.1(d)-1	Existing Leases
Schedule 6.1(d)-2	Notices of Default
Schedule 6.1(d)-3	Leasing Costs for Existing Leases
Schedule 6.1(d)-4	Brokerage Agreements
Schedule 6.1(d)-5	Audits by Major Tenants
Schedule 6.1(e)-1	Rent Rolls
Schedule 6.1(e)-2	Tenant Arrearage Schedule
Schedule 6.1(f)	Security Deposits
Schedule 6.1(g)	Existing Contracts
Schedule 6.1(h)	Pending Litigation
Schedule 6.1(j)-1	Collective Bargaining Agreements
Schedule 6.1(j)-2	Employees
Schedule 6.1(k)	Tax Proceedings
Schedule 6.1(m)	Ongoing Work
Schedule 6.1(n)	Structure Chart
Schedule 6.1(o)	Amenities Loan Documents
Schedule 6.1(q)-1	Mortgage Loan Documents
Schedule 6.1(q)-2	Mezzanine Loan Documents
Schedule 6.1(r)	Affiliate Agreements
Schedule 6.1(v)(viii)	Organizational Documents
Schedule 6.1(v)(x)	Liabilities or Obligations under Contracts or Commitments
Schedule 6.1(v)(xi)	Exceptions to Financial Statements
Schedule 6.1(v)(xii)	Investigations and Audits
Schedule 6.1(v)(xiii)	Closing Agreements
Schedule 6.6(e)	Investor’s Structure Chart
Schedule 8.1(a)	Commitment Objections
Schedule 9.4(a)(iii)	Free Rent and Rollover Reserves

Exhibit 1	Form of LLC Agreement
Exhibit 2	Estoppel Certificates
Exhibit 3-A	Title Certificate
Exhibit 3-B	Non-Imputation Affidavit
Exhibit 4	Approved Annual Budget
Exhibit 5	Investor’s Officer’s Certificate
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CONTRIBUTION AND ADMISSION AGREEMENT

THIS CONTRIBUTION AND ADMISSION AGREEMENT (this “Agreement”) made this 8th day of October, 2013 (the “Effective Date”) by and among WWP SPONSOR, LLC, a Delaware limited liability company (“WWP Sponsor”), having an address c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016 and ARC NYWWPJV001, LLC, having an address c/o American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, New York, New York 10022 (“Investor”).

RECITALS:

A. WWP Sponsor is the owner of 100% of the membership interests in WWP Holdings, LLC, a Delaware limited liability company (“WWP Holdings”).

B. WWP Holdings is the owner of 100% of the membership interests in WWP Mezz, LLC, a Delaware limited liability company (“WWP Mezz”).

C. WWP Mezz is the owner of 100% of the membership interests in WWP Office, LLC, a Delaware limited liability company (“Office Owner”).

D. Office Owner is the owner of the parcel of land known as 825 Eighth Avenue, New York, New York and more particularly described on Schedule A-1 attached hereto, together with the building and all other improvements located thereon (collectively, the “Office Premises”).

E. WWP Mezz is also the owner of 100% of the membership interests in WWP Amenities Holdings, LLC, a Delaware limited liability company (“Amenities Membership Owner”).

G. Amenities Membership Owner is the owner of (i) 100% of the membership interests in WWP Amenities MPH Partner, LLC, a Delaware limited liability company (“WWP MPH Partner”) and (ii) 100% of the membership interests in WWP Amenities MPH Lender, LLC, a Delaware limited liability company (“MPH Lender”) (the membership interests set forth in clauses (i) and (ii) above, collectively, the “Amenities Membership Interests”).

H. WWP MPH Partner is the owner of 100% of the membership interests in EOP-NYCCA, L.L.C., a Delaware limited liability company (“EOP”), and EOP, in turn, is the owner of a one percent (1%) general partnership interest in New York Communications Center Associates, L.P., a Delaware limited partnership (“Amenities Owner”).

I. Amenities Owner is the owner of (i) the commercial condominium units in the Condominium (as hereinafter defined) and more particularly described as Parcel I on Schedule A-2 attached hereto, and (ii) the parcels of land, together with the improvements located thereon, more particularly described as Parcel II on Schedule A-2 attached hereto (collectively, the “Amenities Premises”; the Office Premises and the Amenities Premises is sometimes referred to herein collectively as the “Real Property”).

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J. MPH Lender is the owner of 100% of the membership interests in NY-Worldwide Plaza, L.L.C., a Delaware limited liability company (“Amenities Lender”) and Amenities Lender, in turn, is the mortgagee or, as applicable, agent for the mortgagee, under those certain mortgages described on Schedule A-3 attached hereto (collectively, the “Amenities Mortgages”) encumbering the Amenities Premises and the other collateral described therein, which evidence certain loans made to the Amenities Owner (collectively, the “Amenities Loans”).

In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WWP Sponsor and Investor agree as follows:

ARTICLE 1

Definitions; Rules of Construction

1.1 Definitions. All capitalized terms used but not otherwise defined in the body of this Agreement shall have the meanings given to such terms in the Appendix annexed hereto.

1.2 Rules of Construction. The following rules of construction shall be applicable to this Agreement, unless expressly provided otherwise or the context otherwise requires:

(a) The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms shall refer to this Agreement, and “hereafter” shall mean after, and “heretofore” shall mean before, the date of this Agreement.

(b) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

(c) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to”.

(d) All references to sections, subsections, paragraphs, schedules and exhibits are to sections, subsections, paragraphs, schedules and exhibits in or to this Agreement unless otherwise specified.

(e) Any reference to this Agreement or any other agreement, document, certificate or instrument shall be deemed to include references to such agreement, document, certificate or instrument as the same may hereafter be amended, restated, replaced, supplemented, or otherwise modified from time to time.

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ARTICLE 2

Contribution and Admission

2.1 On the Closing Date, (a) Investor agrees to contribute to the capital of WWP Holdings an amount equal to the Investor Capital Contribution; (b) WWP Sponsor shall cause WWP Holdings to issue the Investor Interest to Investor and admit Investor as a member in WWP Holdings upon the terms and provisions set forth in the LLC Agreement; and (c) WWP Holdings shall immediately distribute the Investor Capital Contribution to WWP Sponsor.

2.2 U.S. Federal Tax Treatment of Contribution and Admission.

(a) For U.S. federal income tax purposes, WWP Sponsor and Investor hereby acknowledge that immediately prior to the admission of Investor as a member of WWP Holdings, WWP Holdings was treated as a “disregarded entity” (within the meaning of Regulations 301.7701-2(c)) for U.S. federal income tax purposes and that the contribution and distribution set forth in Section 2.1 shall be treated for U.S. federal income tax purposes under Situation 1 of Revenue Ruling 99-5 (1999-1 CB 434) as a sale by WWP Sponsor of 48.90% of its interest in all of the assets and liabilities of WWP Holdings and as a contribution by WWP Sponsor of 51.10% of its interest in all of the assets and liabilities of the WWP Sponsor and as a contribution by Investor of the 48.90% interest in all of the assets and liabilities of the WWP Holdings acquired from WWP Sponsor.

(b) WWP Holdings shall make a valid election under Section 754 of the Code to adjust the basis of its assets in accordance with Section 734(b) and Section 743(b) of the Code for WWP Holdings’ taxable year beginning on the Closing Date.

(c) WWP Sponsor and Investor shall agree on the allocation for U.S. federal income tax purposes of the consideration paid to WWP Sponsor for the assets of WWP Holdings as described in Section 2.2(a) and the initial Gross Asset Value (as such term is defined in the LLC Agreement) of the assets of WWP Holdings as of the Closing Date.

(d) Investor shall have an initial Capital Account (as such term is defined in the LLC Agreement) equal to the Investor Capital Contribution and WWP Sponsor shall have an initial Capital Account in an amount, such that WWP Sponsor’s Capital Account is equal to 51.10% of the total Capital Account balances of all members of WWP Holdings.

(e) WWP Sponsor and Investor hereby agree not to take any position contrary to this Section 2.2 in any U.S. federal Tax Return or any other report or proceeding for U.S. federal income tax purposes.

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ARTICLE 3

Deposit

Concurrently with the execution and delivery of this Agreement by investor and WWP Sponsor, Investor shall deposit the sum of Thirty Million and No/100 DOLLARS ($30,000,000.00) (such amount, together with all accrued interest earned thereon, the “Deposit”), by electronic wire transfer of immediately available federal funds to an account designated by Escrowee, which Deposit shall be held and disbursed in accordance with the terms of this Agreement. Investor and WWP Sponsor hereby appoint Escrowee and by executing this Agreement below, Escrowee hereby accepts such appointment and acknowledges receipt of the Deposit.

ARTICLE 4

Deposit Provisions

4.1 Upon Closing, Escrowee is authorized and directed to deliver the Deposit to WWP Holdings, which Deposit shall be deemed to be a portion of the Investor Capital Contribution and WWP Holdings thereupon shall immediately distribute same to WWP Sponsor, subject to Paragraph 4.6 below.

4.2 Subject to Section 4.6, in the event Investor should default under this Agreement, Escrowee shall pay the Deposit to WWP Sponsor, who shall retain the Deposit in accordance with Section 9.2 below.

4.3 Subject to Section 4.6, in the event this Agreement is terminated by reason other than Investor’s default, Escrowee shall pay the Deposit to Investor.

4.4 Upon Escrowee’s receipt of the Deposit as provided in Article 3 together with executed W-9 Form from Investor, Escrowee shall deposit the Deposit in a segregated bank money market account at JPMorgan Chase, N.A. or in direct obligations of, or obligations, the principal of and interest on which are unconditionally guaranteed by, the United States of America, or any agency or instrumentality thereof, as WWP Sponsor shall direct. Escrowee shall not be liable or responsible in the event of failure, insolvency, or inability of the depositary to pay said funds or for any failure, refusal or inability of the depository into which the Deposit is deposited to pay the Deposit at Escrowee’s direction, or for levies by taxing authorities based upon the taxpayer identification number used to establish this interest bearing account. The party entitled to receive the interest earned on the Deposit shall pay all income taxes owed in connection therewith. The employer identification numbers of WWP Sponsor and Investor are respectively set forth on the signature page hereof.

4.5 Escrowee, by signing this Agreement at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes as provided in this Agreement. In the event of any dispute, Escrowee shall have the right to deposit the Deposit in court to await the resolution of such dispute. Escrowee shall not incur any liability by reason of any action or non-action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrowee shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrowee purporting to be signed by any party hereto, and upon the truth of the contents thereof. Escrowee shall not receive any escrow fee for its services hereunder. Escrowee shall be automatically released from all responsibility and liability under this Agreement upon Escrowee’s delivery or deposit of the Deposit in accordance with the provisions of this Agreement.

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4.6 Except as otherwise provided for in Section 4.1, Escrowee shall not pay or deliver the Deposit to any party unless written demand is made therefor and a copy of such written demand is delivered to the other party. If Escrowee does not receive a written objection from the other party to the proposed payment or delivery within five (5) Business Days after such demand is delivered to such party, Escrowee is hereby authorized and directed to make such payment or delivery. If Escrowee does receive such written objection within such five (5) Business Day period or if for any other reason Escrowee in good faith shall elect not to make such payment or delivery, Escrowee shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Deposit unless otherwise directed by written instructions from the parties to this Agreement or by a judgment of a court of competent jurisdiction. In any event, Escrowee shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrowee is required by an order or judgment of a court of competent jurisdiction. WWP Sponsor and Investor hereby severally indemnify and save Escrowee harmless from and against one–half (1/2) of any and all loss, damage, claim, expense or liability of any kind and nature (including, without limitation, attorneys’ fees and costs, whether paid to retained attorneys or amounts representing the fair value of legal services rendered to or for itself) which may be incurred by Escrowee by reason of its acceptance of, and its performance under, this Agreement, except as to Escrowee’s gross negligence or willful misconduct.

4.7 Escrowee shall be entitled to consult with counsel in connection with its duties hereunder. WWP Sponsor and Investor, severally, agree to reimburse Escrowee, upon demand, for one-half (½) of the reasonable costs and expenses (including attorneys’ fees) incurred by Escrowee in connection with its acting in its capacity as Escrowee. In the event of litigation relating to the subject matter of the escrow, whichever of WWP Sponsor or Investor is not the prevailing party shall reimburse the prevailing party for any reasonable costs and fees paid by the prevailing party or paid from the escrowed funds to Escrowee.

ARTICLE 5

Disclaimer

5.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INVESTOR IS ACQUIRING THE INVESTOR INTEREST, AND THE CORRESPONDING SHARE OF WWP SPONSOR’S EXISTING UNDERLYING INTEREST, IN THE OFFICE PROPERTY, THE AMENITIES PROPERTY AND THE AMENITIES MEMBERSHIP INTERESTS IN THEIR "AS IS" CONDITION ON THE CLOSING DATE, SUBJECT TO ALL LATENT AND PATENT DEFECTS (WHETHER PHYSICAL, FINANCIAL OR LEGAL, INCLUDING PERMITTED TITLE DEFECTS), BASED SOLELY ON INVESTOR'S OWN INSPECTION, ANALYSIS AND EVALUATION THEREOF. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INVESTOR ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION THAT HAS BEEN MADE OR THAT IN THE FUTURE MAY BE MADE BY WWP SPONSOR OR ANY WWP SPONSOR PARTY CONCERNING THE CONDITION OF THE OFFICE PROPERTY, THE AMENITIES PROPERTY OR THE AMENITIES MEMBERSHIP INTERESTS, WHETHER RELATING TO PHYSICAL CONDITIONS, OPERATION, PERFORMANCE, TITLE, OR LEGAL MATTERS.

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5.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INVESTOR HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES WWP SPONSOR AND THE WWP SPONSOR PARTIES FROM ANY AND ALL CAUSES OF ACTION, CLAIMS, ASSESSMENTS, LOSSES, DAMAGES (COMPENSATORY, PUNITIVE OR OTHER), LIABILITIES, OBLIGATIONS, REIMBURSEMENTS, COSTS AND EXPENSES OF ANY KIND OR NATURE, ACTUAL, CONTINGENT, PRESENT, FUTURE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, INCLUDING, WITHOUT LIMITATION, INTEREST, PENALTIES, FINES, AND ATTORNEYS’ AND EXPERTS’ FEES AND EXPENSES, WHETHER CAUSED BY, ARISING FROM, OR PREMISED, IN WHOLE OR IN PART, UPON A WWP SPONSOR PARTY’S ACTS OR OMISSIONS, AND NOTWITHSTANDING THAT SUCH ACTS OR OMISSIONS ARE NEGLIGENT OR INTENTIONAL, OR PREMISED IN WHOLE OR IN PART ON ANY THEORY OF STRICT OR ABSOLUTE LIABILITY, WHICH INVESTOR, ITS SUCCESSORS OR ASSIGNS MAY HAVE OR INCUR IN ANY MANNER OR WAY CONNECTED WITH, ARISING FROM, OR RELATED TO THE OFFICE PROPERTY, THE AMENITIES PROPERTY OR THE AMENITIES MEMBERSHIP INTERESTS, INCLUDING WITHOUT LIMITATION (I) THE ENVIRONMENTAL CONDITION OF THE REAL PROPERTY, THE PRESENCE OF HAZARDOUS MATERIALS ON, ABOVE OR BENEATH THE REAL PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OR IN ANY WATER ON OR UNDER THE REAL PROPERTY OR (II) ACTUAL OR ALLEGED VIOLATIONS OF ENVIRONMENTAL LAWS AND/OR ANY REAL PROPERTY CONDITIONS. INVESTOR AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN, DISCLOSED, SUSPECTED OR FORESEEABLE, AND INVESTOR HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE, CONFERRED UPON INVESTOR BY VIRTUE OF THE PROVISIONS OF ANY LAW WHICH WOULD LIMIT OR DETRACT FROM THE FOREGOING GENERAL RELEASE OF KNOWN AND UNKNOWN CLAIMS.

5.3 (a) Investor shall have the right, in its sole and absolute discretion, and at its sole cost and expense, to cause (i) that certain Phase I Environmental Site Assessment dated January 31, 2013 and prepared by EMG and (ii) that certain Property Condition Report dated February 17, 2013 and prepared by EMG (collectively, the “Reports”), which Reports were previously prepared for the benefit of Lender with respect to the Real Property to be updated (the “Updated Reports”), and for reliance letters to be issued to Office Owner, Amenities Owner and Investor (collectively, the “Reliance Letters”). WWP Sponsor hereby waives any conflict of interest or proprietary rights with respect to such Reports, and shall reasonably cooperate with Investor to cause the Updated Reports to be prepared in a timely manner, at Investor’s expense, between the Effective Date and the Closing Date.

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(b) In the event any of the Updated Reports identify or there shall occur between the Effective Date and the original Scheduled Closing Date (i) any material and adverse change in the physical condition of the Property or (ii) the presence of Hazardous Materials on, at, under, in or emanating from the Real Property in violation of Applicable Law, and which matters were not included in the Reports, and in either such event, the same causes a Material Adverse Effect (which, for the purposes hereof, shall mean that same shall have a total cost to remediate in excess of $15,000,000.00), which is not addressed in the Approved Budget that is in existence as of the Effective Date, then Investor shall have the right to terminate this Agreement by written notice to WWP Sponsor (“Physical Termination Notice”) within two (2) Business Days of obtaining knowledge of such Material Adverse Effect. If Investor fails to timely deliver the Physical Termination Notice, Investor shall be deemed to have waived its termination right under this Section 5.3(b). Upon termination of this Agreement in accordance with this Section 5.3(b), Investor shall thereafter receive a refund of the Deposit, unless WWP Sponsor delivers written notice to Investor that WWP Sponsor shall agree to either (1) cause Office Owner or Amenities Owner (as the case may be), at WWP Sponsor’s sole cost and expense, and for the account of WWP Holdings in connection with its interests under the LLC Agreement, to remediate such Material Adverse Conditions giving rise to Investor’s right to terminate this Agreement pursuant to this Section, or (2) agree to provide a credit to Investor at Closing in the amount set forth in the Updated Reports (or if no amount is stated in the Updated Reports, as reasonably determined by the engineer or consultant that prepared the Updated Report in question) which is sufficient to allow WWP Holdings to fully remediate the adverse conditions.

ARTICLE 6

Representations

6.1 WWP Sponsor’s Representations. WWP Sponsor represents to Investor that as of the Effective Date:

(a) Each of WWP Sponsor and the Subsidiary Entities validly exists and is in good standing under the laws of the jurisdiction of its formation and WWP Sponsor has the full power and authority to enter into and perform this Agreement in accordance with its terms. Office Owner, Amenities Owner and Amenities Lender are duly qualified or otherwise authorized as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is required by law. This Agreement and all documents to be executed by WWP Sponsor which are to be delivered at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by WWP Sponsor, and at the time of Closing will be, the legal, valid and binding obligations of WWP Sponsor, enforceable against WWP Sponsor in accordance with their respective terms, and do not and, at the time of Closing will not, conflict with or violate (i) any provision of any agreement or judicial order to which WWP Sponsor, any of the Subsidiary Entities, the Amenities Membership Interests, the Office Property or the Amenities Property is subject, or (ii) any organizational documents of WWP Sponsor or any of the Subsidiary Entities. WWP Sponsor has taken all actions required to execute, deliver and, subject to obtaining any consents or waivers required to be obtained prior to the Closing, perform this Agreement.

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(b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is, or at Closing will be, required by or with respect to WWP Sponsor or any of the Subsidiary Entities in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder. No consent, authorization or other approval is required under the Amenities Loan Documents, or the Condominium Documents in order for WWP Sponsor to enter into this Agreement and perform the transactions contemplated herein.

(c) WWP Sponsor is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(d) (i) Attached hereto as Schedule 6.1(d)-1 is a true, correct and complete list of the Leases, including, without limitation, all amendments and modifications or other agreements pertaining thereto. WWP Sponsor has delivered to Investor, or made available to Investor for review, true and complete copies of all Leases. The Leases are in full force and effect. Except as set forth on Schedule 6.1(d)-2, neither Office Owner, Amenities Owner or any WWP Sponsor Party, as applicable, has sent to, or received from, a tenant under a Lease any written notice of (A) default since the Acquisition Date which has not been cured or waived and (B) any defaults that began prior to the Acquisition Date that are, as of the date hereof, current, ongoing and/or outstanding. There are no brokerage or leasing commissions which are currently outstanding or due or payable in the future by landlord with regard to the current terms of the Leases. Except as set forth on Schedule 6.1(d)-4 (collectively, the “Brokerage Agreements”), none of WWP Sponsor, Office Owner, Amenities Owner or any other Subsidiary Entity is a party to any leasing commission or brokerage agreement for which Investor, WWP Sponsor, Office Owner, Amenities Owner or any other Subsidiary Entity will be liable after the Closing. WWP Sponsor has delivered or made available to Investor true, correct and complete copies of the Brokerage Agreements. Neither Office Owner nor Amenities Owner has assigned its interest under the Leases to any third party (other than its interest in the Office Leases to the current mortgagee of the Office Property).  Except as set forth on Schedule 6.1(d)-5, there are currently no ongoing audits by Major Tenants with respect to the Additional Rents, and, to the best of WWP Sponsor’s knowledge, except as set forth on Schedule 6.1(e)-2 annexed hereto, all of the Major Tenants are current in the payment of Additional Rents. WWP Sponsor, at WWP Sponsor’s expense, is causing the Amenities Owner to complete the repairs required to address the water intrusion and faulty steam meter described in the Estoppel Certificate delivered by Bally’s dated June 28, 2013, and WWP Sponsor shall be responsible for the costs of curing such matters.

(ii) Except as set forth on Schedule 6.1(d)-3, there are no outstanding initial tenant improvements allowances or unpaid initial landlord contributions under the Leases. WWP Sponsor specifically warrants that under the Nomura Lease, there is no outstanding balance owed to Nomura in connection with the landlord’s contributions provided for therein that are currently due and payable, and that Nomura will not be entitled to an offset against rent as of the Closing Date (or if such amounts are due, WWP Sponsor shall provide a credit to Investor in the amount of forty-eight and 90/100 percent (48.90%) of such outstanding amounts), and all fire-stopping work required with respect to the premises occupied by Nomura has been completed. If the representations in this paragraph (ii) are confirmed in an Estoppel Certificate from Nomura or such other Tenant(s), then the representations in this paragraph (ii) shall have no further force and effect with respect to Nomura or such other Tenant(s).

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(e) The information on the rent rolls attached hereto as Schedule 6.1(e)-1 (collectively, the “Rent Roll”) is true, correct and complete in all material respects as of the date set forth thereon (provided, however, WWP Sponsor makes no representation whatsoever with respect to any square footage set forth on the Rent Roll). Attached hereto as Schedule 6.1(e)-2 is a true, correct and complete tenant arrearage schedule (the “Tenant Arrearage Schedule”) as of the date hereof.

(f) Schedule 6.1(f) attached hereto is a true, correct and complete list of the security deposits in the amounts currently being held by landlord under the Leases, including all interest accrued on any cash security deposits, and all guarantees currently held by Office Owner and Amenities Owner under the Leases, true and complete copies of which have been delivered or made available to Investor. None of the Security Deposits have been applied or drawn down except in compliance with the rights and obligations under the Leases, and none of the security deposits shall be applied or drawn down between the date hereof and the Closing Date unless and until the applicable Tenant shall have entirely vacated the Real Property.

(g) Schedule 6.1(g) attached hereto is a true, correct and complete list of the Contracts in effect as of the date hereof, including without limitation, all amendments, modifications, supplements or agreements pertaining thereto. Each of such Contracts is in full force and effect in accordance with its terms. No owner under any of the Contracts (or George Comfort & Sons, Inc., as property manager) has received or delivered any written notice of any defaults thereunder. WWP Sponsor has delivered or made available to Investor, or made available to Investor for review, true and complete copies of all Contracts.

(h) Except for the matters set forth on Schedule 6.1(h) attached hereto or for matters covered (excluding deductibles) by one or more insurance policies, there is no material action, suit, litigation, hearing or administrative proceeding pending or overtly threatened against WWP Sponsor, any of the Subsidiary Entities and/or the Real Property as to which WWP Sponsor or any of the Subsidiary Entities has received written notice.

(i) There are no condemnation or eminent domain proceedings pending or overtly threatened in respect of the Real Property as to which WWP Sponsor or any of the Subsidiary Entities has received written notice.

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(j) Except as set forth on Schedule 6.1(j)-1 attached hereto, there are no collective bargaining agreements (collectively, the “CBAs”) or other employment agreements to which Office Owner, Amenities Owner or Comfort Maintenance Corp. is a party. Schedule 6.1(j)-2 attached hereto includes current lists of all Employees of Office Owner, Amenities Owner and Comfort Maintenance Corp. (with respect to Comfort Maintenance Corp. only such CBA’s with respect to the Real Property) and designates whether such Employees are union or non-union personnel and sets forth their current wages, vacation pay, welfare and other fringe benefits, positions and employer. The payment of all wages, employment compensation insurance, health insurance, welfare and other fringe benefits, payroll taxes and other compensation with respect to such Employees is current and none of Office Owner, Amenities Owner or Comfort Maintenance Corp. has received or delivered written notice of default under any CBA or employment agreement set forth on Schedule 6.1(j)-1 or under applicable law, which remains uncured.

(k) Except as set forth on Schedule 6.1(k) attached hereto, there are no Tax Proceedings pending with respect to the Real Property.

(l) None of WWP Sponsor, any Subsidiary Entity or George Comfort & Sons, Inc., as property manager, has received any written notice from any governmental agency or instrumentality that the Real Property is not in compliance with any Environmental Laws and there are no proceedings currently pending or overtly threatened with respect to the Real Property alleging any non-compliance with any Environmental Laws at any time since the Acquisition Date. To Seller’s knowledge, there are no proceedings currently pending or overtly threatened with respect to the Real Property alleging any non-compliance with any Environmental Laws that began prior to the Acquisition Date that are, as of the date hereof, current, ongoing and/or outstanding, of which the WWP Sponsor or any Subsidiary Entities has received written notice. WWP Sponsor has provided to Investor copies of the most current engineering and environmental reports relating to the Real Property in WWP Sponsor’s possession and/or control.

(m) Except for the capital projects described on Schedule 6.1(m) annexed hereto (collectively, the “Ongoing Work”), tenant improvement work, and for day-to-day maintenance and repair work, there is no construction work or other capital projects being performed by or on behalf of Office Owner or Amenities Owner at the Real Property. Office Owner and Amenities Owner have made, or shall make, all necessary or scheduled repairs, upgrades, improvements and maintenance to the Real Property during the 2013 calendar year in a manner materially consistent with (i) the Approved Annual Budget for the 2013 calendar year through the date of this Agreement (as such has been previously adjusted and disclosed to Investor), and (ii) such owner’s respective obligations under the Leases and applicable law.

(n) The ownership structure chart attached hereto as Schedule 6.1(n) is true, correct and complete.

(o) There are no material agreements, documents or other instruments evidencing, securing or relating to the indebtedness secured by the Amenities Mortgages other than the loan documents described on Schedule 6.1(o) attached hereto (together with all amendments, modifications, supplements or agreements pertaining thereto, collectively, the “Amenities Loan Documents”), true, correct and complete copies of which have been made available to Investor except to the extent noted on such Schedule 6.1(o), and WWP Sponsor does not have in its possession the documents so noted in Schedule 6.1(o) (the “Missing Amenities Loan Documents”).  WWP Sponsor has not received copies of the Missing Amenities Loan Documents. The Amenities Loan Documents are in full force and effect and since the Acquisition Date neither Amenities Owner nor Amenities Lender have delivered or received any written notice of acceleration or default under any of the Amenities Loan Documents which has not been cured or waived in writing. As of October 3, 2013, the outstanding principal balance of the Amenities Loans is $256,018,245.98 in the aggregate.

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(p) Attached hereto as Schedule 6.1(p) are true, correct and complete copies of all certificates of insurance evidencing property and casualty insurance policies and liability insurance policies that WWP Sponsor or any Subsidiary Entity maintains with respect to the Real Property. The insurance policies are fully paid for or are paid for in installments and such payments are current and such insurance policies are in full force and effect. Neither WWP Sponsor nor any Subsidiary Entity has received any written notices that the insurance policies will be cancelled or are not valid, outstanding and enforceable policies or that there have been any material lapses in coverage.

(q) Attached hereto as Schedule 6.1(q)-1 is a true and correct list of all loan documents evidencing or securing the Mortgage Loan (the “Mortgage Loan Documents”) that were executed and delivered by Office Owner, Amenities Membership Owner, and each guarantor in connection with the Mortgage Loan. The copies of the Mortgage Loan Documents that have been delivered or made available by WWP Sponsor to Investor are true, correct and complete, and have not been modified or amended. None of WWP Sponsor, Office Owner or Amenities Membership Owner has received written notice from Lender of any default, or event that with the passage of time or giving of additional notice would constitute a default, under the Mortgage Loan Documents. The outstanding principal balance of, and all reserves and escrows held under, the Mortgage Loan Documents are set forth on Schedule 6.1(q)-2 attached hereto, which schedule is true, correct and complete. Attached hereto as Schedule 6.1(q)-3 is a true and correct list of all loan documents evidencing or securing the Mezzanine Loan (the “Mezzanine Loan Documents”) that were executed and delivered by WWP Mezz and each guarantor in connection with the Mezzanine Loan. The copies of the Mezzanine Loan Documents that have been delivered or made available by WWP Sponsor to Investor are true, correct and complete, and have not been modified or amended. Neither WWP Sponsor nor WWP Mezz has received written notice from Lender of any default, or event that with the passage of time or giving of additional notice would constitute a default, under the Mezzanine Loan Documents. The outstanding principal balance of, and all reserves and escrows held under, the Mezzanine Loan Documents are set forth on Schedule 6.1(q)-4 attached hereto, which schedule is true, correct and complete.

(r) Except as set forth on Schedule 6.1(r), there are no agreements or other arrangements for furnishing to WWP Sponsor or any Subsidiary Entity of any goods or services by any affiliate of WWP Sponsor or any WWP Sponsor Party.

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(s) To the knowledge of WWP Sponsor, the Condominium Documents are all of the documents, agreements or other instruments evidencing or relating to the Condominium and WWP Sponsor has delivered or made available to Investor true, correct and complete copies of the Condominium Documents. Neither WWP Sponsor nor any Subsidiary Entity has delivered or received a written notice of a default under any of the Condominium Documents which remains uncured.

(t) Except as expressly set forth in the Nomura Lease, the Amenities Loan Documents or in the organizational documents of Amenities Owner, neither WWP Sponsor nor any Subsidiary Entity has heretofore granted to any third party an option to purchase all or any portion of the Office Property, the Amenities Property, the Amenities Membership Interests or any direct or indirect interest in any of the foregoing (including, without limitation, any rights of first offer or rights of first refusal to purchase all or any portion of the foregoing), and no third party has any such right or option. Office Owner delivered to Nomura an offer notice (the “Offer Notice”) with respect to Nomura’s right to purchase the Premises (the “ROFO Right”) by personal delivery on May 31, 2013. Office Owner did not receive any notice from Nomura exercising the ROFO Right within 45 days after Nomura’s receipt of the Offer Notice, as required under the Nomura Lease.

(u) Neither WWP Sponsor nor any Subsidiary Entity has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all of its assets, or (v) admitted in writing in a legal action its inability to pay its debts as they come due. Notwithstanding anything to the contrary above, the representations in this Section 6.1(v) with respect to MPH Lender, WWP MPH Partner, Amenities Lender, EOP and Amenities Owner shall be limited to the period from and after the Acquisition Date.

(v) As to the Subsidiary Entities:

(i) (A) WWP Sponsor owns 100% of the membership interests in WWP Holdings free and clear of any liens, charges, judgments, encumbrances, security interests, warrants, purchase options and similar claims, instruments or agreements. (B) WWP Holdings does not have any material financial obligations or liabilities other than as set forth in any operating statements delivered or made available to Investor.

(ii) (A) WWP Holdings owns 100% of the membership interests in WWP Mezz free and clear of any liens, charges, judgments, encumbrances, security interests, warrants, purchase options and similar claims, instruments or agreements. (B) WWP Mezz does not have any material financial obligations or liabilities other than the Mezzanine Loan and as set forth in any operating statements delivered or made available to Investor.

(iii) (A) WWP Mezz owns 100% of the membership interests in Office Owner and Amenities Membership Owner free and clear of any liens, charges, judgments, encumbrances, security interests, warrants, purchase options and similar claims, instruments or agreements, other than the pledge of such interests in connection with the Mezzanine Loan. (B) Office Owner does not have any financial obligations or liabilities other than obligations and liabilities under the Mortgage Loan Documents, the Office Leases, the Office Contracts, the Permitted Encumbrances, or as set forth in any operating statements delivered or made available to Investor. Neither the Amenities Membership Owner nor any of the Amenities Entities have any financial obligations or liabilities other than with respect to the Amenities Loan Documents and as set forth in any operating statements delivered or made available to Investor.

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(iv) (A) Amenities Membership Owner owns 100% of the membership interests in WWP MPH Partner and MPH Lender free and clear of any liens, charges, judgments, encumbrances, security interests, warrants, purchase options and similar claims, instruments or agreements, other than the pledge of such interests under the Mortgage Loan. (B) WWP MPH Partner and MPH Lender do not have any financial obligations or liabilities other than the Mortgage Loan and as otherwise set forth in any operating statements delivered or made available to Investor that accrued from and after the Acquisition Date or, to the knowledge of WWP Sponsor, that accrued prior to the Acquisition Date.

(v) (A) WWP MPH Partner owns 100% of the membership interests in EOP free and clear of any liens, charges, judgments, encumbrances, security interests, warrants, purchase options and similar claims, instruments or agreements. (B) EOP does not have any financial obligations or liabilities other than its liabilities as general partner of the Amenities Owner and as set forth in any operating statements delivered or made available to Investor that accrued from and after the Acquisition Date or, to the knowledge of WWP Sponsor, that accrued prior to the Acquisition Date.

(vi) (A) MPH Lender owns 100% of the membership interests in Amenities Lender free and clear of any liens, charges, judgments, encumbrances, security interests, warrants, purchase options and similar claims, instruments or agreements. (B) Amenities Lender does not have any financial obligations or liabilities other than its liabilities as a lender and agent, as applicable, under the Amenities Loan Documents and as set forth in any operating statements delivered or made available to Investor that accrued from and after the Acquisition Date, or to the knowledge of WWP Sponsor, that accrued prior to the Acquisition Date.

(vii) Amenities Owner does not have any financial obligations or liabilities other than obligations or liabilities under the Amenities Mortgages, the Amenities Leases, the Amenities Contracts, the Permitted Encumbrances, or as set forth in any operating statements delivered or made available to Investor that accrued from and after the Acquisition Date, or, to the knowledge of WWP Sponsor, that accrued prior to the Acquisition Date. EOP has not received written notice of any default of its obligations under the Amenities Owner LP Agreement, and to WWP Sponsor’s knowledge, the limited partners are not in default under any of their obligations under the Amenities Owner LP Agreement.

(viii) Schedule 6.1(w)(viii) is a true, correct and complete list of the certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement and any other material organizational or joint venture document or agreement applicable to each of the Subsidiary Entities, including all amendments, restatements and supplements thereto that are in WWP Sponsor’s possession (the “Organizational Documents”). WWP Sponsor has delivered or made available to Investor true, correct and complete copies of the Organizational Documents. Neither WWP Sponsor nor any Subsidiary Entity has received any written notice that any party is in default under any of the Organizational Documents, and to WWP Sponsor’s knowledge, there is no such default thereunder which has occurred and is continuing.

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(ix) None of the Subsidiary Entities own an interest in, or any property through, any entity other than the ownership of the Office Property, Amenities Property, Amenities Loan or its respective membership interests and limited partnership interests set forth in this Agreement.

(x) Neither WWP Sponsor nor any of the Subsidiary Entities is subject to any claims, liabilities or obligations, except: (i) liabilities to the extent stated on the liabilities side of the balance sheet delivered or made available to Investor, (ii) liabilities that have arisen after the date of such balance sheet in the ordinary course of business consistent with past practice and (iii) liabilities or obligations under contracts or commitments described on Schedule 6.1(w)(x).

(xi) Financial Statements.

A. WWP Sponsor has delivered or made available to Investor true, correct and complete copies of the audited consolidated balance sheet and statements of income and cash flows of WWP Sponsor and the Subsidiary Entities for calendar years 2010, 2011 and 2012 and unaudited consolidated balance sheet and statements of income and cash flows of WWP Sponsor and the Subsidiary Entities for 2013 year-to-date (collectively, the “Financial Statements”).

B. Except as disclosed on Schedule 6.1(w)(xi), the Financial Statements (including any notes thereto) (a) have been prepared in a manner consistent with the books and records of WWP Sponsor and the Subsidiary Entities, as applicable, (b) have been prepared in accordance with tax basis of accounting, consistently applied (subject, in the case of any unaudited financial statements, to normal, immaterial year-end audit adjustments, and the absence of notes) and (c) fairly present in all material respects the financial position of WWP Sponsor and the Subsidiary Entities as of the respective dates thereof.

(xii) Taxes.

A. Each Subsidiary Entity (other than Amenities Owner) has been treated since the date of formation, and will be treated through the Closing Date, as a “disregarded entity” (within the meaning of Regulations 301.7701-2(c)) for U.S. federal and state income tax purposes, other than Amenities Owner which has been treated since the Acquisition Date, and will be treated through the Closing Date, as a partnership (other than a publicly traded partnership) for U.S. federal and state income tax purposes and except that WWP Holdings will become a partnership for U.S. federal and state income tax purposes on the Closing Date. Notwithstanding anything to the contrary above, the representations in this Section 6.1(w)(xii)(A) with respect to WWP MPH Partner, MPH Lender, Amenities Lender and EOP shall limited to the period from and after the Acquisition Date.

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B. WWP Sponsor and each of the Subsidiary Entities have timely filed or will timely file all material Tax Returns required to be filed by or with respect to WWP Sponsor and each of the Subsidiary Entities for all taxable periods, or portions thereof, for which the due date (with extension) falls on or before the Closing Date. All such Tax Returns are true, complete and correct in all material respects. All material Taxes payable with respect to WWP Sponsor and each of the Subsidiary Entities before the Closing Date (whether or not showing on any Tax Returns) have been timely paid or will be timely paid when due. Except as set forth on Schedule 6.1(w)(xii), there are no claims, audits or investigations by any governmental authority pending or, to WWP Sponsor’s knowledge, threatened in writing against or with respect to WWP Sponsor or any of the Subsidiary Entities with respect to any material Taxes, and no governmental authority has given written notice of any intention to assert any deficiency or claim for additional Taxes with respect to the WWP Sponsor or any of the Subsidiary Entities. Except as set forth on Schedule 6.1(v)(xiii), none of the WWP Sponsor or the Subsidiary Entities has executed or entered into a closing agreement pursuant to Section 7121 of the Code or other similar provision of any Law. None of the WWP Sponsor or the Subsidiary Entities is subject to any private letter ruling of the IRS or other taxing authority. None of the WWP Sponsor or the Subsidiary Entities has participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b). WWP Sponsor and the Subsidiary Entities has each withheld and paid over to the appropriate governmental authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any person or entity, including, but not limited to, FICA and FUTA. There are no liens or encumbrances for Taxes on any assets of WWP Sponsor or any of the Subsidiary Entities. Notwithstanding anything to the contrary above, the representations in this Section 6.1(v)(xii)(B) with respect to WWP MPH Partner, MPH Lender, Amenities Lender, EOP and Amenities Owner shall be only to the extent of the actual knowledge of WWP Sponsor for periods prior to the Acquisition Date. If there shall be an audit relating to any period prior to the Closing Date, the cost of such audit shall be the responsibility of WWP Sponsor, and WWP Sponsor shall indemnify, defend and hold harmless Investor from any matters arising from such audit.

C. WWP Sponsor has delivered or made available to Investor, complete and accurate copies of all federal, state and local income tax returns of the Company and each Subsidiary Entity for the 2010, 2011 and 2012 tax years.

D. None of the Subsidiary Entities own, or will own as of the Closing Date, any interests in any other entities other than the Subsidiary Entities.

(w) Neither WWP Sponsor nor any of the Subsidiary Entities are named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Neither WWP Sponsor nor any of the Subsidiary Entities are engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation. Neither WWP Sponsor nor any of the Subsidiary Entities are engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Each of WWP Sponsor and the Subsidiary Entities has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing remain true and correct at all times prior to Closing.

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(x) Neither WWP Sponsor, Office Owner nor Amenities Owner are acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plans.

6.2 Knowledge. All representations set forth in Section 6.1 that are made to the knowledge of WWP Sponsor, shall be deemed mean the actual, present, conscious knowledge of Peter S. Duncan, Jay Anderson and Karl Mittermayr (collectively, the “WWP Sponsor Knowledge Individual”), without any such individual having any duty or obligation to make an independent inquiry or investigation, other than that which would be usual and customary to expect that a person having a similar management capacity would undoubtedly inquire or investigate in preparing its due diligence materials with respect to a transaction of this nature. Any reference to WWP Sponsor’s “receipt” of language similar thereto of notices or other written documents shall mean the actual receipt of the same by the WWP Sponsor Knowledge Individual. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the WWP Sponsor Knowledge Individual or of any other individual or entity, shall be imputed to the WWP Sponsor Knowledge Individual. In no event shall Investor be entitled to assert any cause of action against WWP Sponsor Knowledge Individual nor shall WWP Sponsor Knowledge Individual have any personal liability whatsoever for any matter under or related to this Agreement.

6.3 Pre-Closing Misrepresentation.

(a) WWP Sponsor and Investor hereby agree that in the event Investor has actual knowledge of, at the time of or prior to Closing, any fact, information or circumstance which renders any representation made by WWP Sponsor in Section 6.1 false or inaccurate so as to have a Material Adverse Effect, Investor shall, on or before the date which is the earlier to occur of (1) ten (10) days after Investor first has knowledge of the misrepresentation or (2) the Closing Date, send a written notice to WWP Sponsor, and WWP Sponsor shall have the right to adjourn the Closing for up to thirty (30) days to cure such misrepresentation. If WWP Sponsor shall fail to cure such misrepresentation within such period, then, subject to the limitations set forth in Section 6.5 below, Investor shall have the right to terminate this Agreement, in which event (i) the Deposit shall be returned to Investor, (ii) Investor shall be entitled to be reimbursed by WWP Sponsor the reasonable, out-of-pocket costs and expenses actually incurred by Investor in connection with the transactions contemplated by this Agreement, including the cost of a 314 audit and reasonable legal fees and expenses (but in no event shall such amount exceed $750,000.00 in the aggregate), and (iii) the parties shall have no further obligations hereunder except for the Surviving Obligations.

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(b) At Closing, WWP Sponsor shall deliver to Investor an instrument (the “Representation Update”) advising Investor in what respects the representations of WWP Sponsor contained in Section 6.1 are inaccurate as of the Closing Date. It shall be a condition precedent to Investor’s obligation to close hereunder that such Representation Update shall not contain information which renders any representation made by WWP Sponsor in Section 6.1 false or inaccurate so as to have a Material Adverse Effect; provided, however, that in the event the Representation Update shall give rise to Investor’s rights under this paragraph not to close, WWP Sponsor shall have the right to adjourn the Closing for the time periods set forth in Section 6.3(a) (without duplication thereof) to attempt to satisfy the condition precedent set forth herein. Investor shall have no rights under this Section 6.3(b) to the extent that the basis of any information disclosed in the Representation Update is on account of either (x) the acts or omissions of Investor, or (y) acts or circumstances which are expressly permitted or contemplated by this Agreement. Investor’s rights under this Section 6.3(b) shall be subject to the limitations set forth in Section 6.5 below.

(c) If, prior to the Closing, there occurs or exists a misrepresentation which does not have a Material Adverse Effect, then Investor shall have no remedy therefor and shall proceed with the Closing with no adjustment of the Investor Capital Contribution.

6.4 Survival. Other than as expressly provided below, the representations and warranties contained in Section 6.1 shall survive the Closing, for a period (the “Survival Period”) of one (1) year following the Closing Date; provided, however, that (i) the Survival Period for the representations and warranties in Section 6.1(v)(xii) shall continue until the expiration of any statute of limitation period(s) within which tax returns may be audited or reviewed by the IRS or any applicable taxing authorities; and (ii) the Survival Period for any misrepresentations or breaches of warranties which are the result of fraud shall continue until the expiration of any statutes of limitation. Each such representation shall automatically be null and void and of no further force and effect on the day following the Survival Period, unless, prior to the expiration thereof, the Investor shall have provided WWP Sponsor with a notice alleging that WWP Sponsor is in breach of such representation and specifying in reasonable detail the nature of such breach. Investor shall allow WWP Sponsor sixty (60) days after WWP Sponsor’s receipt of such notice within which to cure such breach or if such breach cannot be cured within such sixty (60) day period, and WWP Sponsor notifies Investor it wishes to extend its cure period (the “Cure Extension Notice”), such additional reasonable period of time as is required to cure the same not to exceed one hundred twenty (120) days in the aggregate so long as such cure has been commenced within such sixty (60) day period and is being diligently pursued to completion. If WWP Sponsor fails to cure such breach after written notice thereof, Investor’s sole remedy (subject to the limitations set forth in Section 6.5) shall be to commence a legal proceeding against WWP Sponsor alleging that WWP Sponsor has breached such representation and that Investor has suffered actual damages as a result thereof (a “Proceeding”), which Proceeding must be commenced, if at all, within sixty (60) days after the expiration of the Survival Period; provided, however, that if Investor gives WWP Sponsor written notice of such a breach within the Survival Period, and WWP Sponsor subsequently sends a Cure Extension Notice, then Investor shall have until the date which is sixty (60) days after the earlier to occur of (x) the date WWP Sponsor notifies Investor it has ceased endeavoring to cure such breach and (y) fifteen (15) days after the expiration of any cure period provided to WWP Sponsor pursuant to the terms hereof, to commence such Proceeding. If Investor shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that (1) WWP Sponsor was in breach of the applicable representation as of the Effective Date or as of the Closing Date, as applicable, and (2) Investor suffered actual damages (the “Damages”) by reason of such breach, and (3) Investor did not have actual knowledge of such breach on or prior to the Closing Date and is not deemed to have knowledge of such breach as described in Section 6.5 below, then, Investor shall be entitled to receive an amount equal to the Damages. Damages shall in no event include consequential, punitive, special or exemplary damages, or for lost profits, unrealized expectations or other similar claims, but may include reasonable legal fees and expenses.

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6.5 Limitation of Liability.

(a) The representations of WWP Sponsor set forth in Section 6.1 are subject to the following limitations: (i) WWP Sponsor does not represent that any particular Lease or Contract will be in force or effect as of the Closing or that the Tenants or contractors thereunder, as applicable, will not be in default thereunder, (ii) no representation has been made and no responsibility has been assumed by WWP Sponsor with respect to the continued occupancy of the Real Property, or any part thereof, by the Tenants from and after the Effective Date, and (iii) to the extent that WWP Sponsor has delivered or made available to Investor any Leases, Contracts or other written information with respect to the Real Property at any time prior to the Effective Date, and such Leases, Contracts or other written information contain provisions inconsistent with any of such representations, then such representations shall be deemed modified to conform to such provisions and Investor shall be deemed to have knowledge thereof. In the event that, prior to the Closing Date, Investor shall obtain knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation, then, promptly thereafter (and, in all events, prior to Closing), Investor shall deliver to WWP Sponsor notice of such information specifying the representation to which such information relates, and Investor further acknowledges that such representation will not be deemed breached in the event Investor shall have, prior to Closing, obtained knowledge of any information that is contradictory to such representation and shall have failed to disclose to WWP Sponsor as required hereby and Investor shall not be entitled to bring any action after the Closing Date based on such representation. Any and all uses of the phrase, “to Investor’s knowledge” or other similar references to Investor’s knowledge in this Agreement, shall mean the actual, present knowledge of Michael Happel or Michael Ead, collectively, the “Investor Knowledge Individuals”), without any such individual having any duty or obligation to make an independent inquiry or investigation. Neither the actual, present knowledge of any other individual or entity, nor the constructive knowledge of the Investor Knowledge Individuals or of any other individual or entity, shall be imputed to the Investor Knowledge Individuals. In no event shall WWP Sponsor be entitled to assert any cause of action against the Investor Knowledge Individuals nor shall the Investor Knowledge Individuals have any personal liability whatsoever for any matter under or related to this Agreement.

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(b) Notwithstanding anything to the contrary set forth in this Agreement, WWP Sponsor’s liability for breach of any representations contained in this Agreement and in any document executed by WWP Sponsor pursuant to this Agreement, including any instruments delivered at Closing by WWP Sponsor, shall, subject to the limitations of survival set forth in Section 6.3, be limited to claims of losses resulting from such breaches in excess of One Million and 00/100 Dollars ($1,000,000.00) in the aggregate (“Liability Floor”), and if such claims of losses exceed the aforementioned threshold, WWP Sponsor shall be liable to Investor for all damages suffered by Investor, but in no event shall WWP Sponsor’s aggregate liability for any and all claims arising out of the Property Reps and/or Entity Reps exceed Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) (the “Rep Liability Ceiling”), in the aggregate with respect to the Property Reps and Entity Reps. In addition, in no event shall WWP Sponsor be liable for any incidental, consequential, indirect, punitive, special or exemplary damages, or for lost profits, unrealized expectations or other similar claims, and in every case Investor’s recovery for any claims referenced above shall be net of any insurance proceeds and any indemnity, contribution or other similar payment recovered by Investor from any insurance company, tenant, or other third party. The amount of the Liability Ceiling shall be inclusive of Investor’s attorneys’ fees, and ancillary court and experts’ costs and fees. Notwithstanding the foregoing, the Rep Liability Ceiling shall not apply to any misrepresentation under Section 6.1(d)(ii) above or any of the representations under Section 6.1(d)(i) that relate solely to the leasing and brokerage commissions.

(c) The provisions of this Section 6.5 shall survive the Closing.

6.6 Investor’s Representations. Investor represents that:

(a) Investor is validly existing under the laws of the jurisdiction of its formation and has full power and authority to enter into and perform this Agreement in accordance with its terms, and this Agreement and all documents executed by Investor which are to be delivered to WWP Sponsor at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Investor and are, and at the time of Closing will be, the legal, valid and binding obligations of Investor, enforceable against Investor in accordance with their respective terms, and do not and, at the time of Closing will not, conflict with or violate any provision of any agreement or judicial order to which Investor is subject. Investor has taken all action required to execute, deliver and perform this Agreement.

(b) Investor is not named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Investor is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation. Investor is not engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Investor have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Investor is prohibited by Law or that the transactions contemplated by this Agreement or this Agreement is or will be in violation of applicable law. Investor has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

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(c) (1) There is no material action, suit, claim or proceeding, or, to the knowledge of Investor, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Investor, threatened against or affecting Investor, and (2) there is no judgment, order or decree of any kind against Investor unpaid and unsatisfied of record, that in the case of clause (1) or (2) above, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the ability of Investor to consummate the transactions pursuant to this Agreement.

(d) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Investor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder.

(e) Investor is Delaware limited liability company. Attached hereto as Schedule 6.6(e) is a structure chart of the Investor, which chart is accurate and complete in all material respects. Investor shall have the right to update this representation on the Closing Date to reflect the structure of the Investor on such date provided that Investor has complied with Section 12.2 below.

(f) American Realty Capital New York Recovery REIT, Inc. ("NYRR") is the sole member of Investor. To Investor’s knowledge: (i) NYRR is a real estate investment trust; (ii) NYRR has total assets in excess of $600,000,000; (iii) NYRR has capital/statutory surplus and shareholder's equity of not less than $250,000,000; (iv) neither Investor nor NYRR has ever been indicted or convicted of, or plead guilty or no contest to, a felony or Patriot Act offense; (v) neither Investor nor NYRR has ever been the subject of a voluntary or involuntary bankruptcy proceeding; and (vi) neither Investor nor NYRR has a history of material and adverse litigation as determined in Investor’s reasonable discretion solely with respect to this Subsection (vi).

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ARTICLE 7

Ongoing Operations

7.1 Leasing Practice. During the pendency of this Agreement, WWP Sponsor shall have the right to amend, modify and cancel existing Leases, other than (i) any of the Major Leases or (ii) any Lease or Leases which provide for annual aggregate rent and/or additional rent in excess of $200,000.00, and enter into new Leases at the Office Property and the Amenities Property only (a) in accordance with the Approved Annual Budget, or (b) in accordance with the terms of the LLC Agreement, and with respect to the rights under the LLC Agreement as if the LLC Agreement was in effect as of the Effective Date, Investor shall have the consent rights of the Investor Member (as defined in the LLC Agreement) in accordance with the terms the LLC Agreement. The proposed annual budget for 2014 shall be delivered to Investor for its review, input and approval as soon as same is ready, and the budget shall not be approved, and shall not become the Approved Annual Budget, unless and until same has been reviewed and approved by Investor, which approval shall not be unreasonably withheld, delayed or conditioned. Investor shall endeavor to respond to the proposed budget promptly after receipt thereof. Until such time as the annual budget for 2014 is approved by WWP Sponsor and Investor, WWP Sponsor agrees to cause Office Owner and Amenities Owner to operate the Real Property under the Approved Budget for 2013 with only such changes as shall be made in accordance with the LLC Agreement.

7.2 Personal Property and Equipment. During the pendency of this Agreement, WWP Sponsor agrees not to transfer to any third party or remove any personal property or equipment owned by Office Owner or Amenities Owner and located in the Real Property unless such personal property or equipment is obsolete or replaced with a substantially similar item.

7.3 Employees. Investor acknowledges that Comfort Maintenance Corp., an affiliate of the property manager for the Real Property, is the employer under those certain agreements set forth in Schedule 6.1(j)-1 attached hereto with respect to the employees (“Employees”) listed on Schedule 6.1(j)-2 attached hereto; provided, however, that at Closing (or promptly thereafter), all Employees engaged in the performance of base building cleaning services at the Office Property shall become employees of a special purpose entity approved by WWP Sponsor and Investor.

7.4 Development Rights/Title. During the pendency of this Agreement, WWP Sponsor shall not cause Office Owner or Amenities Owner to (a) sell, lease, transfer or otherwise encumber any development rights appurtenant to the Real Property, or (b) enter into, deliver or record any defects, encumbrances, encroachments or other matters of title that are not Permitted Encumbrances without the Investor’s prior written consent.

7.5 Tax Proceedings. Office Owner or Amenities Owner may file and/or prosecute a Tax Proceeding for any fiscal year. Office Owner or Amenities Owner shall have the right to withdraw, settle or otherwise compromise Tax Proceedings (i) for any fiscal period prior to the fiscal year in which the Closing shall occur without the prior consent of Investor; provided that Office Owner or Amenities Owner shall not be entitled to settle or compromise any such Tax Proceeding if such settlement or compromise would have an adverse impact on the real estate taxes for the fiscal year in which the Closing occurs or any subsequent tax period, and (ii) for the fiscal year in which the Closing shall occur, provided Investor shall have consented with respect thereto, which consent shall not be unreasonably withheld, delayed or conditioned. Any amounts due or payable in connection with Tax Proceedings (i) for any fiscal period prior to the fiscal year in which the Closing shall belong to or be payable by WWP Sponsor, and (ii) for the fiscal year in which the Closing shall occur shall be prorated in accordance with Section 9.4 below.

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7.6 Operation and Maintenance. During the pendency of this Agreement, WWP Sponsor shall cause Office Owner and Amenities Owner to operate and maintain the Real Property in the usual course of business and consistent with past practices and in conformity with the Approved Annual Budget for 2013, excepting normal wear and tear and loss or Casualty. Except as set forth in this Section 7.6 or in the Approved Annual Budget, WWP Sponsor shall not, without the prior written consent of Investor, have the right to cause Office Owner and Amenities Owner, to make any capital expenditures to the Real Property, other than emergency capital expenditures necessary to preserve the Real Property or to avoid damage to the Real Property or any bodily harm to any person (the “Emergency CapEx Needs”); provided, however, that if the Investor’s share of the costs of such Emergency CapEx Needs as a member of WWP Holdings following the Closing exceeds the aggregate sum of Two and One Half Million and No/100 Dollars ($2,500,000.00)] and WWP Sponsor does not elect to pay such excess amounts, then Investor shall have the right to terminate this Agreement by delivering written notice thereof to WWP Sponsor within five (5) Business Days after receipt of the information regarding the Emergency CapEx Needs and WWP Sponsor’s refusal to fund such excess amounts, and this Agreement shall be terminated upon receipt of timely written notice, the Deposit shall be returned to Investor and the parties shall have no further obligations under this Agreement other than the Surviving Obligations. WWP Sponsor shall cause Office Owner and Amenities Owner to continue to perform all reasonably necessary or scheduled repairs, improvements and maintenance to the Real Property in a manner materially consistent with the Approved Annual Budget for 2013 and the Leases, through and including the effective date of the Closing.

7.7 Contracts. Notwithstanding anything to the contrary contained in this Agreement, during the pendency of this Agreement, WWP Sponsor shall have the right to cause Office Owner and Amenities Owner to extend, renew, replace or modify any Existing Contract or enter into any New Contract, in each case in accordance with the terms of the LLC Agreement as if the LLC Agreement was in effect as of the Effective Date, and Investor shall have the rights of Investor Member under the LLC Agreement with respect to Major Contracts; provided, however, that in no event shall any contracts with affiliates of WWP Sponsor be entered into or modified without Investor’s prior written consent.

7.8 Tenant Estoppels.

(a) WWP Sponsor has obtained and delivered to Investor estoppel certificates (each an “Existing Estoppel Certificate” and collectively the “Existing Estoppel Certificates”) from Nomura, WNET.ORG and THIRTEEN, and Ballys Sports Club, which Existing Estoppel Certificates are dated more than one hundred twenty (120) days prior to the Effective Date, and which Existing Estoppel Certificates are hereby approved by Investor. Notwithstanding, WWP Sponsor shall request new estoppel certificates from all of the Tenants (the “New Estoppel Certificates”, and collectively with the Existing Estoppel Certificates, the “Estoppel Certificates”), provided, however, that the receipt of such New Estoppel Certificates shall not be a condition precedent to Investor’s obligation to close hereunder; but it shall be a condition to Closing that WWP Sponsor deliver an Estoppel Certificate (whether Existing Estoppel Certificate or New Estoppel Certificate) for each of the Major Tenants. The New Estoppel Certificates shall be in form and substance which do not vary materially from the applicable form annexed hereto as Exhibit 2 (unless such variance benefits Investor), or, as to any Office Lease providing or allowing for a different form of estoppel certificate, the form provided or allowed by such Office Lease; provided that, in order to satisfy the requirements of this Section 7.8(a), each New Estoppel Certificate must (I) be dated not more than forty-five (45) days prior to the Scheduled Closing Date (provided that no extension or adjournment of the Closing Date by Investor or WWP Sponsor shall cause any Estoppel Certificate to become unacceptable) and (II) not contain any statements which cause WWP Sponsor’s representations contained in Section 6.1 to be untrue in any material respect, provided, however, that Investor acknowledges that any matters of which Investor has knowledge as of the Effective Date (other than those matters described in the letter listed on Schedule 6.1(d)(2), and any other material matter raised by such tenant that is related to the subject matter of such letter) shall not be an Estoppel Default and such matters shall be subject to the terms of Section 6.3(c) above; provided, however, that such knowledge shall not impact any other obligations of WWP Sponsor under this Agreement. Investor shall notify WWP Sponsor upon the date which is the earlier of (i) five (5) Business Days following Investor’s receipt of executed New Estoppel Certificates and (ii) one (1) Business Day before the Closing Date, of Investor’s permitted objections to any such New Estoppel Certificates theretofore delivered to Investor. Investor’s failure to timely respond to WWP Sponsor in accordance with the preceding sentence shall be deemed its approval of the New Estoppel Certificates.

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(b) If the required Estoppel Certificates from all Major Tenants cannot be timely delivered, WWP Sponsor may, but shall not be obligated to, adjourn the Closing for a period not to exceed thirty (30) days, to obtain the required Estoppel Certificates, and the date which is three (3) Business Days after WWP Sponsor shall notify Investor that it has received all of the required Estoppel Certificates shall be the new Scheduled Closing Date hereunder. If WWP Sponsor, after exercising or waiving in writing such adjournment right, does not or cannot deliver the required Estoppel Certificates, WWP Sponsor shall notify Investor in writing and Investor’s sole remedy shall be to terminate this Agreement and receive the return of the Deposit, or to waive such condition and close within three (3) Business Days thereafter, which date shall be the new Scheduled Closing Date.

(c) If any of the delivered New Estoppel Certificates claim defaults by Office Owner or Amenities Owner under a Lease, and such alleged default, in the aggregate with all other alleged defaults claimed under the New Estoppel Certificates, have a Material Adverse Effect (each such alleged default hereinafter being referred to as an “Estoppel Default”), then WWP Sponsor may, but shall not be obligated to, elect to cure any such Estoppel Default and shall, for that purpose, be entitled to adjourn the Closing for a period not to exceed thirty (30) days, provided, however, that in the event WWP Sponsor elects not to cure such Estoppel Default or is unable to cure such Estoppel Default within such period of time, Investor’s sole remedy shall be to terminate this Agreement and receive the return of the Deposit. If, prior to the Closing, there occurs or exists one or more Estoppel Defaults which do not in the aggregate have a Material Adverse Effect, then Investor shall have no remedy therefor and shall proceed with the Closing.

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(d) WWP Sponsor, within two (2) Business Days after the date hereof, shall request evidence in writing from Nomura confirming Nomura’s waiver of the right of first offer under the Nomura Lease or decision not to exercise its right of first offer set forth in the Nomura Lease with respect to the transaction contemplated by this Agreement, provided, however, that the receipt of such evidence shall not be a condition precedent to Investor’s obligation to close hereunder.

7.9 Insurance. WWP Sponsor covenants to cause Amenities Owner and Office Owner to keep, at Office Owner’s or Amenities Owner’s sole cost and expense, the insurance policies with respect to the Real Property in effect; provided, however, that Amenities Owner and Office Owner may make commercially reasonable modifications to such insurance policies provided that such modifications do not materially reduce the insurance coverage or increase deductibles existing as of the date hereof in any material respect and such modifications are permitted by the Loan Documents.

7.10 Amenities Organizational Documents; Amenities Mortgages; Condominium Documents; Loan Documents. WWP Sponsor shall not cause any Subsidiary Entity to amend, restate, supplement or otherwise modify or enter into any agreement relating to, (a) their respective organizational documents, (b) the Condominium Documents, (c) any of the Amenities Loan Documents or (d) the Loan Documents, without, in each instance, Investor’s prior written consent.

7.11 Lender Notice. Not more than five (5) Business Days after the Effective Date, WWP Sponsor shall cause WWP Mezz, Office Owner and Amenities Membership Owner to deliver to the Lender written notice of the transactions contemplated by this Agreement in the form reasonably acceptable to WWP Sponsor and Investor (the “Lender Notice”). Investor shall use commercially reasonable efforts to promptly provide any information or documentation reasonably requested by Lender in connection with the Lender Notice. If the Lender affirmatively rejects the transactions contemplated herein prior to the Closing because it determines that the conditions to a transfer of the Investor Interest have not been met solely and specifically as a result of the Investor’s representations set forth in Section 6.6(f) above or the Investor’s Officer’s Certificate being untrue when made, and it is ultimately determined by a court of competent jurisdiction that such representations were untrue when made, then WWP Sponsor shall have the right to terminate this Agreement by written notice to the Investor within three (3) Business Days after such determination and the Deposit shall thereafter be promptly delivered to WWP Sponsor, and neither party shall have any further obligations under this Agreement other than the Surviving Obligations. If the Lender affirmatively rejects the transactions contemplated by this Agreement prior to Closing for any reason other than with respect to Section 7.11(i) above, then either Investor or WWP Sponsor shall have the right to terminate this Agreement by written notice to the other and the Deposit shall be returned to Investor, and neither party shall have any further obligations under this Agreement other than the Surviving Obligations.

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ARTICLE 8

Title Insurance; Violations

8.1 Title Review.

(a) Investor acknowledges receipt of the Title Commitments and the Survey. Investor shall direct the Title Company to deliver a copy of any updates to the Title Commitments to WWP Sponsor and its counsel simultaneously with its delivery of the same to Investor. Investor shall have no right to object to any exceptions or other matters disclosed in the Title Commitments or Survey, except as marked on Schedule 8.1(a) attached hereto or to the extent any exceptions disclosed on the Title Commitments or the Survey are not Permitted Encumbrances (collectively, the “Commitment Objections”). Other than the Commitment Objections, all matters disclosed in the Title Commitments or Survey shall be deemed Permitted Encumbrances.

(b) If prior to the Closing Date, the Title Company shall deliver any update to any of the exhibits and schedules making up the Title Commitments or any updated or new survey to Investor and its counsel which discloses additional liens, encumbrances or other title exceptions which were not disclosed by the Title Commitments and which do not otherwise constitute Permitted Encumbrances hereunder (each, an “Update Exception”), then Investor shall have until the earliest of (x) five (5) Business Days after delivery of such update to Investor and its counsel, (y) the Business Day immediately preceding the Closing Date; provided, however, that if such update is delivered within five (5) Business Days preceding the Scheduled Closing Date, the Scheduled Closing Date shall be postponed by the number of days between the date that is five (5) Business Days before the Scheduled Closing Date and the date such update is delivered to Investor, or (z) the date of the Closing if disclosed in a continuation of title or any updated or new survey performed for the Closing, time being of the essence as to such earliest date (the “Update Objection Deadline”), to deliver written notice to WWP Sponsor objecting to any of the Update Exceptions (the “Update Objections”; the Update Objections and Commitment Objections are, collectively, the “Title Objections”). If Investor fails to deliver such objection notice by the Update Objection Deadline, Investor shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not constitute Title Objections, but shall instead be deemed Permitted Encumbrances). If Investor shall deliver such objection notice by the Update Objection Deadline, any Update Exceptions which are not objected to in such notice shall not constitute Title Objections, but shall be Permitted Encumbrances.

(c) Investor shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections, but shall instead be deemed to be Permitted Encumbrances) which (A) will be extinguished upon the issuance of the Investor Interest, (B) are the responsibility of any Tenant to cure, correct or remove, or (C) the Title Company is willing to omit as an exception to a title insurance policy issued by the Title Company (at no cost or premium to Investor), whether such removal is the result of payment, bonding, indemnity of WWP Sponsor or otherwise. Notwithstanding anything to the contrary contained herein but subject to Section 8.1(e) below, if WWP Sponsor is unable to (or is unable to cause Office Owner or Amenities Owner to) eliminate the Title Objections by the Scheduled Closing Date, unless the same are waived by Investor, WWP Sponsor may, but shall not be obligated to, adjourn the Closing for a period not to exceed thirty (30) days in the aggregate (the “Title Cure Period”) in order to attempt to eliminate such exceptions.

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(d) Subject to Section 8.1(e) below, if WWP Sponsor is unwilling or unable to (or is unwilling or unable to cause Office Owner or Amenities Owner to) eliminate any Title Objection within the Title Cure Period, then Investor may (i) close the transactions contemplated by this Agreement subject to such Title Objection, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Investor shall close hereunder notwithstanding the existence of same, and (z) WWP Sponsor shall have no obligations whatsoever after the Closing Date with respect to WWP Sponsor’s failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement by notice given to WWP Sponsor within five (5) Business Days following expiration of the Title Cure Period, time being of the essence, in which event Investor shall be entitled to a return of the Deposit. If Investor shall fail to deliver the termination notice described in clause (ii) of this paragraph within the five (5) Business Day period described therein, time being of the essence, Investor shall be deemed to have made the election under clause (ii). Upon the timely giving of any termination notice under clause (ii) (or deemed termination), this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than the Surviving Obligations. Subject to Section 8.1(e) and Section 8.2 below, it is expressly understood that in no event shall WWP Sponsor be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to (or to cause Office Owner or Amenities Owner to) eliminate any Title Objections, or take any other actions to cure or remove any Title Objections, or to otherwise cause title to be in accordance with the terms of this Agreement on the Closing Date; provided, that WWP Sponsor shall (and shall cause Office Owner and Amenities Owner to) use commercially reasonable efforts to attempt to eliminate all such Title Objections.

(e) Notwithstanding anything in this Agreement to the contrary, WWP Sponsor shall be required to or shall cause Office Owner or Amenities Owner to, as applicable, (i) satisfy or remove of record any mortgage placed on the Real Property after the Acquisition Date (other than the Amenities Mortgages, the Mortgage Loan and the Mezzanine Loan), (ii) remove all judgment liens and all tax liens that in either case are due and payable by WWP Sponsor or, to the extent accruing after the Acquisition Date, any of the Subsidiary Entities, (iii) remove, by payment, bonding or otherwise any Title Objections which have been voluntarily created by, or with the written consent of, WWP Sponsor, any Subsidiary Entities or any WWP Sponsor Party following the Effective Date (other than with the written approval of Investor) and which are not given for the benefit of any utility or governmental authority or caused or created by an act or omission of Investor or by an act or omission of a Tenant, and (iv) remove any and all other exceptions (other than as set forth in clauses (i), (ii) and (iii) above) that can be discharged of record by the payment of a liquidated sum not in excess of Four Million and No/100 Dollars ($4,000,000.00) in the aggregate when added to the amount expended under Section 8.2 below (the “Clause (iv) Cure Cap”). If the Clause (iv) Cure Cap shall be exceeded, and if WWP Sponsor notifies Investor in writing that WWP Sponsor is not willing to expend in excess of the Clause (iv) Cure Cap, then, in such instance, Investor may nevertheless close hereunder, subject to such exceptions, with a credit against the purchase price in the amount required to cure such condition up to the Clause (iv) Cure Cap.

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8.2 Violations. Investor agrees to make the Investor Capital Contribution and accept the Investor Interest subject to any and all notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Real Property (individually, a “Violation” and collectively, “Violations”) or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Real Property. WWP Sponsor shall have no duty to cause Office Owner or Amenities Owner to remove or comply with or repair any of the aforementioned Violations, or any condition, matter or thing whether or not noted, which, if noted, would result in a Violation being placed on the Real Property. However, WWP Sponsor shall pay any and all fines, interest and penalties relating to Violations which are not the responsibility of non-defaulted tenants in occupancy of the Real Property and which relate to periods prior to the Closing Date, which shall be part of and not exceed, when added to the amount expended under Section 8.1(e), the Clause (iv) Cure Cap. Notwithstanding the foregoing, this Section 8.2 shall survive Closing hereunder.

ARTICLE 9

Closing

9.1 Closing Date and Location.

(a) The closing of the transactions contemplated hereunder (the “Closing”) shall occur, and the documents referred to in Section 9.3 shall be delivered upon tender of the Investor Capital Contribution provided for in this Agreement, on or before 6:00 p.m., eastern time, on November 12, 2013 (as such date may be extended or adjourned in accordance with this Agreement, the “Scheduled Closing Date”; and the actual date of the Closing, the “Closing Date”), time being of the essence but subject to the express adjournment rights set forth in this Agreement. If the closing conditions are not satisfied or waived prior to the Scheduled Closing Date (as such may be adjourned by either party in accordance with the terms of this Agreement), and neither party has adjourned pursuant to the terms of this Agreement, then either Investor or WWP Sponsor shall have the right to terminate this Agreement by delivering written notice thereof to the other party, and upon such termination the Deposit shall be returned to Investor and the parties shall have no further obligations or liabilities under this Agreement other than the Surviving Obligations. Closing shall be held at the offices of WWP Sponsor’s attorneys, Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, or, if requested by Investor, through an escrow closing with the Escrowee, at which neither party shall be required to be present. Investor shall have the right, but not the obligation, to accelerate the Scheduled Closing Date or any adjourned Closing Date, as applicable, upon ten (10) business days prior written notice to WWP Sponsor, provided that all conditions precedent to both Investor’s and WWP Sponsor’s respective obligations to close under this Agreement shall have been satisfied or waived in writing. Investor and WWP Sponsor or their counsel shall meet one (1) Business Day prior to the Scheduled Closing Date to pre-close the transactions contemplated hereunder, and deliver all executed documents to be held in escrow on such date pursuant to reasonably acceptable escrow instructions that will provide, among other things, that the transfer documents will be released only upon Escrowee, on behalf of WWP Sponsor and Investor, being unconditionally and irrevocably authorized to disburse the Investor Capital Contribution to WWP Holdings or as WWP Holdings may direct, and WWP Holdings shall immediately distribute the Investor Capital Contribution to WWP Sponsor.

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(b) Notwithstanding Section 9.1(a) to the contrary, WWP Sponsor shall have the right, from time to time, to adjourn the then Scheduled Closing Date for up to thirty (30) days in the aggregate by providing written notice thereof to Investor on or before 4:00 p.m., eastern time, on the then Scheduled Closing Date. In addition, Investor shall have the one-time right to adjourn the then Scheduled Closing Date for up to fifteen (15) days in the aggregate by providing written notice thereof to WWP Sponsor on or before 4:00 p.m., eastern time, on the then Scheduled Closing Date.

(c) Notwithstanding anything to the contrary contained in this Agreement, to the extent WWP Sponsor has a right pursuant to one or more provisions of this Agreement to extend the Closing Date, WWP Sponsor shall not have the right to extend the Closing Date to a date more than sixty (60) days later than the Scheduled Closing Date (except that the foregoing shall not apply to any adjournment exercised by WWP Sponsor under Section 11.2 below).

9.2 Transfer Tax; Closing Expenses.

(a) WWP Sponsor shall be responsible for the costs of its legal counsel, advisors and other professionals employed by it in connection with the transactions contemplated by this Agreement.

(b) WWP Sponsor shall be responsible for any transfer taxes payable with respect to the transactions set forth in this Agreement pursuant to Article 31 of the Tax Law of the State of New York and the regulations applicable thereto, and the New York City Real Property Transfer Tax Law (Admin. Code Chapter 21), and the regulations applicable thereto (collectively the “Transfer Taxes”) in connection with the transactions contemplated by this Agreement. WWP Sponsor shall control, and make any decisions (subject to Investor’s approval, not to be unreasonably withheld, conditioned or delayed) regarding, any audit, examination, administrative or judicial proceeding or other matter pertaining to any Transfer Taxes, and WWP Sponsor shall indemnify, defend and hold Investor and WWP Holdings harmless from and against any and all losses, liability, cost, expenses, damages or demands relating thereto, of every type and nature whatsoever (including reasonable legal fees and expenses, and any fines, interest and penalties relating thereto).

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(c) Investor shall be responsible for (i) the costs and expenses associated with its due diligence, (ii) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the transactions contemplated by this Agreement, (iii) all premiums and fees for title examination and title insurance and endorsements obtained and all related charges and survey costs in connection therewith, (iv) all fees (including, without limitation, any “transfer fees” due under the Loan Documents) and out-of-pocket costs and expenses of the Lender, and (v) all escrow and/or closing fees.

(d) The provisions of this Section 9.2 shall survive the Closing.

9.3 Closing Deliveries.

(a) At Closing, WWP Sponsor shall deliver (or cause to be delivered) to Escrowee:

(i) the LLC Agreement executed by WWP Sponsor in the form attached hereto as Exhibit 1, together with all exhibits attached thereto which are to be executed and delivered concurrently with the LLC Agreement;

(ii) the Indemnity and Contribution Agreement in the form attached to the LLC Agreement;

(iii) a title certificate in the form attached hereto as Exhibit 3-A and a non-imputation affidavit in the form attached hereto as Exhibit 3-B;

(iv) a settlement/closing statement with respect to the apportionments set forth in this Agreement;

(v) Estoppel Certificates;

(vi) an update of WWP Sponsor’s representations and warranties under Section 6.1 above;

(vii) duly executed certificate of WWP Sponsor in the applicable form set forth in Treasury Regulations §1.1445-2(b)(2);

(viii) an executed direction letter naming a designee of the Investor to the board of managers, each in accordance with the Condominium Documents, and to the extent necessary to make such manager position available, the resignation of one (1) of the WWP Sponsor’s designees to the board of managers of the Condominium;

(ix) Good standing certificates of WWP Sponsor and each of the Subsidiary Entities;

(x) evidence of WWP Sponsor’s organizational authority; and

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(xi) the Reliance Letters.

(xii) if received, evidence that the Lender has not objected to the transactions contemplated by this Agreement.

(b) At Closing, Investor shall deliver (or cause to be delivered) to Escrowee:

(i) the balance of the Investor Capital Contribution (after deducting the Deposit, which shall be delivered by Escrowee to WWP Holdings);

(ii) the LLC Agreement executed by Investor in the form attached hereto as Exhibit 1, together with all exhibits attached thereto which are to be executed and delivered concurrently with the LLC Agreement;

(iii) the Indemnity and Contribution Agreement in the form attached to the LLC Agreement;

(iv) a settlement/closing statement with respect to the apportionments set forth in this Agreement;

(v) an update of Investor’s representations and warranties under Section 6.5 above; and

(vi) evidence of Investor’s organizational authority.

9.4 Apportionments and Reimbursements. The following adjustments shall be made to the Investor Contribution with respect to the Office Property and the Amenities Membership Interests and the following procedures shall be followed:

(a) General.

(i) Preparation of Prorations. Before the Closing Date, WWP Sponsor shall prepare and deliver to Investor an unaudited statement for the Real Property (the “Preliminary Proration Statement”) showing prorations for the items set forth below, calculated as of 11:59 p.m. on the day preceding the Closing Date (the “Apportionment Date”), on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month in which the Closing Date occurs, and on the basis of a 365-day year. Notwithstanding the foregoing, in the event that the Investor Capital Contribution is not delivered to Escrowee pursuant to Section 9.1 above by 6:00 P.M. Eastern Time on the Closing Date, then in such event, the items set forth in this Section shall be apportioned as of 11:59 P.M. on the Closing Date based upon the respective party’s period of ownership for the item being apportioned. WWP Sponsor and Investor acknowledge that notwithstanding that this Agreement is for the admission of Investor as a 48.90% member in WWP Holdings, it is the intention of the parties hereto to prorate and apportion the revenue and expenses pertaining to the Office Property and Amenities Membership Interests as if there was a sale of the Office Property and Amenities Membership Interests subject to the specific terms and conditions of this Agreement, such that the seller is WWP Sponsor and the buyer is owned 51.10% by WWP Sponsor and 48.90% by Investor. Investor and WWP Sponsor shall agree upon any adjustments to be made to the Preliminary Proration Statement before the Closing, and at the Closing, the parties shall adjust and credit the amounts due or payable pursuant to the Preliminary Proration Statement as finally agreed upon by Investor and WWP Sponsor. The items to be covered by the Preliminary Proration Statement are as follows:

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A. Base or fixed rents due or pre-paid under the Leases, and any percentage rents, escalation charges for increases in real estate taxes or operating expenses, porter's wage increases, labor cost increases, cost-of-living increases, charges for electricity, water, cleaning or overtime services, work order charges, “sundry charges” or other charges of a similar nature (collectively, “Additional Rents”) shall be adjusted on an “if, as and when” collected basis; provided that if any of the foregoing are not finally adjusted between Office Owner and/or Amenities Owner and a Tenant until after the preparation of the Preliminary Proration Statement, then proration of such items shall be subject to adjustment pursuant to Section 9.4(b);

B. Real estate and personal property taxes, business improvement district assessments and charges, vault charges and special assessments, if any. WWP Sponsor shall cause Office Owner and Amenities Owner to pay all real estate and personal property taxes, business improvement district assessments and charges, vault charges and special assessments attributable to the Office Property and Amenities Property through, but not including, the Closing Date. If the tax rate, assessment and/or assessed value for any of the foregoing items have not been set for the tax period in which the Closing occurs, then the proration of such items shall be based upon the rate, assessment and/or assessed value for the immediately preceding tax period and promptly following the date that the tax rate, assessment and/or assessed value is finally determined for such tax period, the net amount due to WWP Sponsor or Investor (as members of WWP Holdings), if any, by reason of such final determination, shall be paid by the party obligated to make such payment within five (5) Business Days following notice from the other party with respect thereto. Any discount received for an early payment shall be for the benefit of WWP Sponsor. If as of the Closing Date the Office Property or the Amenities Property or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which the first installment is then a lien and has become payable, WWP Sponsor shall cause Office Owner and/or Amenities Owner to pay the unpaid installments of such assessments which are due prior to the Closing Date and Investor and WWP Sponsor (as the members of WWP Holdings) shall pay their respective share of the installments which are due on or after the Closing Date;

C. water, sewer and utility charges not payable by a Tenant;

D. amounts payable under the Contracts, monthly debt service payments under the Mortgage Loan and the Mezzanine Loan, and tax and insurance escrows under the Mortgage Loan;

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E. permits, licenses and/or inspection fees (calculated on the basis of the period covered);

F. fuel, if any, as estimated by WWP Sponsor’s supplier, at current cost, together with any sales taxes payable in connection therewith, if any (a letter from WWP Sponsor’s fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the current cost therefor);

G. salaries, wages, vacation pay, bonuses and any other fringe benefits (including, without limitation, social security, unemployment compensation, employee disability insurance, sick pay, welfare and pension fund contributions, payments and deposits, if any) of all Employees;

H. Insurance premiums due in connection with insurance over the Office Property and the Amenities Property;

I. payments of interest and principal (if any) under the Amenities Mortgages;

J. to the extent not duplicative of other adjustments provided in this Section 9.4, any reimbursements and other amounts payable to the Office Owner or the Amenities Owner in connection with the Condominium;

K. utility deposits; and

L. such other items as are customarily apportioned in real estate closings of commercial properties in the City of New York, State of New York.

(ii) Principles of Prorations; Collections and Payments. Subject to the prorations to be made pursuant to this Section 9.4, all revenues, liabilities and expenses with respect to the Office Property, Office Owner, the Amenities Property, Amenities Owner, Amenities Membership Interests and/or WWP Holdings that relate to periods (x) before the Closing shall belong to (or be borne by) WWP Sponsor and WWP Sponsor shall be responsible for any such liabilities and expenses that relate to the period prior to the Closing, and (y) after the Closing shall belong to (or be borne by) WWP Holdings (after giving effect to the Investor Capital Contribution and admission of Investor as a member of WWP Holdings pursuant to the LLC Agreement), and WWP Holdings shall be responsible for such liabilities and expenses that relate to periods from and after the Closing. Any rent or other payment collected after the Closing from any Tenant which owed any amounts under the Leases as of the Closing Date or that relates to any period prior to the Closing Date shall be applied (i) first to the payment of monies owed, for the month or other billing period in progress on the Closing Date prorated in accordance with this Section 9.4 above, (ii) second to any current sums and arrearages owed for the month or other billing periods after the month or other billing period in progress as of the Closing Date, and (iii) last for the period prior to the month or other billing period in which the Closing occurred.

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(iii) Lender Held Reserves. Notwithstanding anything to the contrary contained herein, all reserves held by the Lender under the Mortgage Loan or Mezzanine Loan for tenant rollover and free rent for tenants as set forth on Schedule 9.4(a)(iii) shall not be credited to WWP Sponsor as of the Closing Date and shall be beneficially owned by WWP Holdings after giving effect to the Investor Capital Contribution and admission of Investor as a member of WWP Holdings pursuant to the LLC Agreement.

(b) Post Closing Reconciliation.

(i) On each of the date that is (A) thirty (30) days after the Closing Date, and (B) ninety (90) days after the Closing Date, WWP Sponsor and Investor shall work together to correct any errors in the prorations made on the Closing Date and any prorations based on estimates as of the Closing Date. If the amounts were in excess of or less than the amounts actually required to be paid or adjusted on the Closing Date, there shall be an adjustment and payment to be made by Investor to WWP Sponsor or by WWP Sponsor to Investor, as the case may be, for such excess or shortfall.

(ii) If any Tenants are required to pay Additional Rents, then, with respect to those Additional Rents for the 2013 calendar year (or other applicable fiscal period under any Lease for the determination of Additional Rent ending prior to the Closing Date) which are not finally adjusted until after the preparation of the Preliminary Proration Statement pursuant to Section 9.4(a) above, and for those percentage rents which have not been finally determined for the 2013 calendar year (or other applicable fiscal period under any Lease for the measurement of percentage rents during which the Closing occurs), the Administrative Member (as defined in the LLC Agreement) shall submit to WWP Sponsor and Investor, no later than one (1) year after the Closing Date, an unaudited statement for the Office Property and the Amenities Property (a “Supplemental Proration Statement”) covering any such Additional Rents or any other items which have been finally adjusted between Office Owner and Amenities Owner and such Tenant for the 2013 calendar year (provided that (x) if the applicable fiscal period is other than a calendar year, the Administrative Member shall submit the Supplemental Proration Statement to WWP Sponsor and Investor within ninety (90) days after the end of the applicable fiscal period and (y) if percentage rents are measured over a different fiscal period the Administrative Member shall submit a separate Supplemental Proration Statement to WWP Sponsor and Investor within ninety (90) days after the end of such fiscal period), containing a calculation of the prorations of such Additional Rents and such other items, prepared based on the principles set forth in Section 9.4(a) above. If Additional Rents for the 2012 calendar year (or other applicable fiscal period under any Lease for the measurement of percentage rents ending prior to the Closing Date) have not been finally adjusted between Office Owner or Amenities Owner and a Tenant, as applicable, as of the Closing, WWP Sponsor shall retain all rights and obligations with respect to the adjustment thereof directly with the Tenant following the Closing (provided that no such adjustment shall adversely affect any fiscal period subsequent to the Closing). Without limiting the generality of the foregoing, WWP Sponsor shall retain all rights to bill and collect any additional amounts owing by any Tenant with respect to Additional Rents for the 2012 calendar year (or other applicable fiscal period under any Lease for the measurement of percentage rents ending prior to the Closing Date), and shall remain solely obligated to pay any refund owing to any Tenant for overpayment of Additional Rents for the 2012 calendar year (or other applicable fiscal period under any Lease for the measurement of percentage rents ending prior to the Closing Date). For the avoidance of doubt, any revenue attributable to, or any expenses to be paid in connection with, the period prior to the Closing Date shall belong solely to, and be the sole obligation of, WWP Sponsor, and not WWP Holdings or any of the Subsidiary Entities.

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(iii) Any Supplemental Proration Statement prepared by the Administrative Member shall be final and binding for purposes of this Agreement unless WWP Sponsor or Investor, as the case may be, shall give written notice to the other party of disagreement with the prorations contained therein within sixty (60) days following receipt of such Supplemental Proration Statement, specifying in reasonable detail the nature and extent of such disagreement. If WWP Sponsor and Investor are unable to resolve any disagreement with respect to any Supplemental Proration Statement within ten (10) Business Days following delivery of the notice referred to above, either party may pursue any remedy available for the resolution of such dispute. Any net credit due WWP Sponsor or Investor (as a member of WWP Holdings), as the case may be, shall be paid to WWP Sponsor or Investor, as the case may be, promptly after the delivery of a Supplemental Proration Statement, unless a party notifies the other of a disagreement with respect to any such statement, in which case such payment (less a hold back sufficient to cover the amount of the disagreement) shall be made within ten (10) Business Days after such party notifies the other of such disagreement, and any further payment due after such disagreement is resolved shall be paid within ten (10) Business Days after the resolution of such disagreement.

(c) The terms and provisions of this Article 9 shall survive Closing.

9.5 Conditions Precedent to Closing. (a) Investor’s obligation to close the transaction hereunder is subject to the satisfaction of the following conditions precedent; provided, however, that Investor, at Investor’s election, upon notice delivered to WWP Sponsor at or prior to the Closing, may waive all or any of such conditions (or shall be deemed to have waived any such condition if it elects to consummate the Closing despite having Actual Knowledge of such conditions not having been satisfied):

(i) WWP Sponsor shall have executed and delivered to Investor or Escrowee all of the documents required to be executed and/or delivered by WWP Sponsor under this Agreement.

(ii) WWP Sponsor shall have performed in all material respects, all of WWP Sponsor’s covenants, agreements and obligations under this Agreement.

(iii) Subject to Section 6.3(b), all of WWP Sponsor’s representations and warranties set forth in this Agreement shall be true and correct as of the Closing Date in accordance with Sections 6.3(b) and (c) above; provided, however, notwithstanding anything contained to the contrary in this Agreement, Sponsor’s representation and warranty in Section 6.1(d) can take no exception for those matters set forth on Schedule 6.1(d)(2), which were not rectified in all material respects to Investor’s reasonable satisfaction or any other material matter raised by such tenant that is related to the subject matter of such letter or Nomura; it being agreed that such matters would constitute a Material Adverse Effect and such matters must be cured in all material respects and to the reasonable satisfaction of Investor as a condition precedent to Investor’s obligations to closing.

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(iv) WWP Sponsor shall have obtained and delivered to Investor the Estoppel Certificates in accordance with Section 7.8 above.

(v) The Lender has not objected to or has not affirmatively rejected the transactions as set forth in the Lender Notice; provided, however, that if the Lender affirmatively rejects the transactions under the Lender Notice solely and specifically as a result of Investor’s representations set forth in Section 6.6(f) above or in the Investor’s Officer’s Certificate being untrue when made, and it is ultimately determined by a court of competent jurisdiction that such representations were untrue when made, such failure shall constitute a default by Investor as set forth in Section 7.11 above.

(b) WWP Sponsor’s obligation to close the transaction hereunder is subject to the satisfaction of the following conditions precedent; provided, however, that WWP Sponsor, at WWP Sponsor’s election, upon notice delivered to Investor at or prior to the Closing, may waive all or any of such conditions (or shall be deemed to have waived any such condition if it elects to consummate the Closing despite having Actual Knowledge of such conditions not having been satisfied):

(i) Investor shall have executed and delivered to WWP Sponsor or Escrowee all of the documents required to be executed and/or delivered by Investor under this Agreement.

(ii) All of Investor’s representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

(iii) Investor shall have performed in all material respects, all of Investor’s covenants, agreements and obligations under this Agreement.

(iv) The Lender has not objected or affirmatively rejected the transactions as set forth in the Lender Notice; provided, however, that if the Lender affirmatively rejects the transactions under the Lender Notice solely and specifically as a result of Investor’s representations set forth in Section 6.6(f) above or in the Investor’s Officer’s Certificate being untrue when made, and it is ultimately determined by a court of competent jurisdiction that such representations were untrue when made, such failure shall constitute a default by Investor as set forth in Section 7.11 above.

(v) Investor shall have delivered the balance of the Investor Capital Contribution in accordance with this Agreement (as adjusted under Section 9.4 hereof or elsewhere herein).

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ARTICLE 10

Default

10.1 WWP SPONSOR’S DEFAULT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF WWP SPONSOR’S DEFAULT OF ANY OF ITS OBLIGATIONS TO BE PERFORMED ON THE CLOSING DATE OR IF WWP SPONSOR IS IN DEFAULT OF ANY OF ITS MATERIAL OBLIGATIONS TO BE PERFORMED PRIOR TO THE CLOSING DATE AND SUCH DEFAULT REMAINS UNCURED FOR A PERIOD OF FIVE (5) BUSINESS DAYS AFTER WRITTEN NOTICE THEREOF FROM INVESTOR, AND INVESTOR IS NOT IN DEFAULT HEREUNDER, THEN INVESTOR SHALL HAVE, AS ITS EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT AND RECEIVE A RETURN OF (1) THE DEPOSIT, AND (2) THE REASONABLE, OUT-OF-POCKET COSTS AND EXPENSES ACTUALLY INCURRED BY INVESTOR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (BUT IN NO EVENT SHALL SUCH AMOUNT EXCEED $750,000.000 IN THE AGGREGATE), AS THE FULL, AGREED AND LIQUIDATED DAMAGES FOR WWP SPONSOR’S DEFAULT AND FAILURE TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (IN WHICH EVENT NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THE SURVIVING OBLIGATIONS), INVESTOR HEREBY WAIVING ANY OTHER RIGHT OR CLAIM TO DAMAGES FOR WWP SPONSOR’S BREACH, AND/OR (B) SPECIFICALLY ENFORCE WWP SPONSOR’S OBLIGATIONS UNDER THIS AGREEMENT; PROVIDED THAT ANY ACTION BY INVESTOR FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN SIXTY (60) DAYS OF WWP SPONSOR’S DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY INVESTOR OF SUCH RIGHT AND REMEDY. IF INVESTOR SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED WWP SPONSOR OF ITS ELECTION TO TERMINATE THIS AGREEMENT AND RECOVER ITS COSTS, INVESTOR’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE.

10.2 INVESTOR’S DEFAULT. IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL NOT CLOSE BY REASON OF INVESTOR’S DEFAULT OF ANY OF ITS OBLIGATIONS TO BE PERFORMED ON THE CLOSING DATE OR IF INVESTOR IS IN DEFAULT OF ANY OF ITS MATERIAL OBLIGATIONS TO BE PERFORMED PRIOR TO THE CLOSING DATE AND SUCH DEFAULT REMAINS UNCURED FOR A PERIOD OF FIVE (5) BUSINESS DAYS AFTER WRITTEN NOTICE THEREOF FROM WWP SPONSOR, AND WWP SPONSOR IS NOT IN DEFAULT HEREUNDER, AND IS OTHERWISE READY, WILLING AND ABLE TO CLOSE HEREUNDER THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE LIQUIDATED DAMAGES AND WWP SPONSOR’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE SURVIVING OBLIGATIONS; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT WWP SPONSOR’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY INVESTOR TO WWP SPONSOR UNDER THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT WWP SPONSOR WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE OFFICE PROPERTY, AMENITIES PROPERTY AND AMENITIES MEMBERSHIP INTERESTS WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO WWP SPONSOR CAUSED BY THE BREACH BY INVESTOR UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION WWP SPONSOR SHOULD RECEIVE AS A RESULT OF INVESTOR’S BREACH OR DEFAULT. IF WWP SPONSOR TERMINATES THIS AGREEMENT PURSUANT TO A RIGHT GIVEN TO IT HEREUNDER AND INVESTOR TAKES ANY ACTION WHICH INTERFERES WITH WWP SPONSOR’S ABILITY TO SELL, EXCHANGE, TRANSFER, LEASE, DISPOSE OF OR FINANCE THE OFFICE PROPERTY, THE AMENITIES PROPERTY OR THE AMENITIES MEMBERSHIP INTERESTS OR ANY INTEREST THEREIN OR TAKE ANY OTHER ACTIONS WITH RESPECT THERETO (INCLUDING, WITHOUT LIMITATION, THE FILING OF ANY LIS PENDENS OR OTHER FORM OF ATTACHMENT AGAINST ANY PROPERTY), THEN INVESTOR SHALL BE LIABLE FOR ALL LOSS, COST, DAMAGE, LIABILITY OR EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE OUT-OF-POCKET ATTORNEYS’ FEES, COURT COSTS AND DISBURSEMENTS) INCURRED BY WWP SPONSOR, WWP HOLDINGS, OFFICE OWNER AND AMENITIES OWNER BY REASON OF SUCH ACTION OR CONTEST BY INVESTOR, UNLESS INVESTOR SHALL BE THE PREVAILING PARTY IN ANY SUCH ACTION.

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10.3 The provisions of this Article 10 shall survive the termination hereof.

ARTICLE 11

Risk of Loss

11.1 Condemnation.

(a) If, at any time prior to the Closing Date, all or a Substantial Portion of the Real Property shall be the subject of a Taking, then Investor may cancel this Agreement by written notice given to WWP Sponsor within ten (10) Business Days after receipt of notice from WWP Sponsor of such Taking, time being of the essence, in which event this Agreement shall be deemed cancelled and of no force and effect and neither party shall have any further obligations or liabilities against or to the other except for the Surviving Obligations, and WWP Sponsor shall cause the return of the Deposit to Investor. In the case of a Taking of less than a Substantial Portion of the Real Property, or if Investor does not elect to terminate this Agreement in the case of a Taking of all or a Substantial Portion of the Real Property as provided for above, then this Agreement shall remain in full force and effect and the parties shall nonetheless consummate this transaction in accordance with the terms of this Agreement, without any abatement of or reduction in the Investor Capital Contribution, or any liability or obligation on the part of WWP Sponsor by reason of such Taking.

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(b) The provisions of this Section 11.1 supersede any Law applicable to the Real Property governing the effect of condemnation in contracts for real property. Any disputes under this Section 11.1 as to whether the Taking involves a Substantial Portion of the Real Property shall be resolved by expedited arbitration before a single arbitrator in New York, New York acceptable to both WWP Sponsor and Investor in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if WWP Sponsor and Investor fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the office of the American Arbitration Association located in New York, New York to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of office buildings in New York, New York. The costs and expenses of such arbitrator shall be borne equally by WWP Sponsor and Investor.

11.2 Destruction or Damage.

(a) In the event that the Real Property shall be damaged or destroyed by a Casualty prior to the Closing Date, WWP Sponsor shall give Investor prompt written notice of such event together with an estimate of the cost and time to restore prepared by an independent insurance examiner or engineer selected by WWP Sponsor and reasonably approved by Investor. If the Casualty is a Casualty Termination Event, Investor may cancel this Agreement by notice to WWP Sponsor within twenty (20) Business Days after receipt of notice from WWP Sponsor specifying the Casualty Termination Event, time being of the essence, in which event this Agreement shall be deemed terminated and of no force and effect and neither party shall have any further rights or liabilities against or to the other except for the Surviving Obligations and WWP Sponsor shall cause the return of the Deposit to Investor. If there is no Casualty Termination Event or if Investor does not timely elect to cancel this Agreement in the event of a Casualty Termination Event, this Agreement shall remain in full force and effect, and the parties shall nonetheless consummate this transaction in accordance with the terms of this Agreement, without any abatement of or reduction in the Investor Capital Contribution, or any liability or obligation on the part of WWP Sponsor by reason of such Casualty.

(b) The estimated cost to repair and/or restore and the estimated time to complete the work contemplated in subsection (a) above shall be established by estimates obtained by WWP Sponsor from independent contractors, subject to Investor’s review and reasonable approval of the same and the provisions of Section 11.2(d) below. The Closing Date may be extended up to a maximum extension of sixty (60) days, as reasonably required to obtain such estimates (including the resolution of any arbitration required pursuant to paragraph (d) below), determine the availability and amount of insurance proceeds and give the notices required under this Section 11.2. WWP Sponsor and Investor shall cooperate and exercise due diligence to obtain damage estimation and insurance proceeds.

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(c) The provisions of this Section 11.2 supersede any Law applicable to the Real Property governing the effect of fire or other casualty in contracts for real property (including, without limitation, Section 5-1311 of the New York General Obligations Law).

(d) Any disputes under this Section 11.2 as to whether the Casualty constitutes a Casualty Termination Event shall be resolved by expedited arbitration before a single arbitrator in New York, New York acceptable to both WWP Sponsor and Investor in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if WWP Sponsor and Investor fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the office of the American Arbitration Association located in New York, New York to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of office buildings in New York, New York. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such Arbitrator shall be borne equally by WWP Sponsor and Investor.

ARTICLE 12

Miscellaneous

12.1 Broker. WWP Sponsor and Investor represent to each other that neither party has dealt with any broker or real estate consultant in connection with the transaction contemplated by this Agreement. WWP Sponsor hereby indemnifies and holds Investor free and harmless from and against any liabilities, damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by Investor arising from a misrepresentation or a breach of any covenant made by WWP Sponsor pursuant to this Section or any claim made by Eastdil Secured, LLC (“Broker”). Investor hereby indemnifies and holds WWP Sponsor free and harmless from and against any liabilities, damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, but excluding any claims by the Broker) suffered by WWP Sponsor arising from a misrepresentation or a breach of any covenant made by Investor pursuant to this Section. The provisions of this Section shall survive the Closing or termination of this Agreement.

12.2 Assignment. Investor may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Investor, without first obtaining WWP Sponsor’s written consent thereto, which consent may be granted or withheld in WWP Sponsor’s sole discretion. Notwithstanding the foregoing, Investor may assign its rights under this Agreement and transfer any of the direct or indirect ownership interests in Investor for no consideration, without the consent of WWP Sponsor, to an affiliate, corporation, partnership or other entity in which ARC NYWWPJV001, LLC and/or American Realty Capital New York Recovery REIT, Inc. has direct or indirect control (provided that such entity is a wholly owned subsidiary of American Realty Capital New York Recovery REIT, Inc.), such assignment is made for no consideration, and in all events such assignment is subject to the other provisions of this Section 12.2. Any assignee approved by WWP Sponsor or otherwise permitted pursuant to the terms herein shall assume in writing all of the obligations of Investor to be performed under this Agreement and an original of such fully executed assignment and assumption agreement shall be delivered to WWP Sponsor at least five (5) Business Days prior to the Closing. Investor shall not assign this Agreement to an entity or individual which would make any of the statements, representations or warranties set forth in Section 6.6(b), (d), (e) or (f) of this Agreement untrue or incorrect and any such assignment shall be null and void and without force and effect, and no assignment shall otherwise delay or adversely affect the Lender Notice or the contents thereof. No assignment of this Agreement shall relieve Investor from any of its obligations set forth herein arising prior to or after the effective date of the assignment. The provisions of this Section shall survive the Closing or termination of this Agreement.

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12.3 Attorneys’ Fees. If either party institutes a legal proceeding against the other party in connection with this Agreement, the losing party in such proceeding shall reimburse the prevailing party all reasonable attorneys’ fees paid by the prevailing party in connection with such proceeding. The provisions of this Section shall survive the Closing or termination of this Agreement.

12.4 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by hand delivery, or by e-mail (provided a copy of such email is promptly sent by any nationally recognized overnight delivery service with proof of delivery), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addressee for notices given pursuant to this Agreement will be as follows:

WWP SPONSOR:

c/o George Comfort & Sons, Inc.

200 Madison Avenue

New York, New York 10281

Attention: Peter S. Duncan and Karl Mittermayr

E-mail: pduncan@gcomfort.com and kmittermayr@gcomfort.com

with a concurrent copy to:

c/o DRA Advisors LLC

220 East 42nd Street, 27th Floor

New York, New York 10017

Attn.: Mr. David Luski and Jean Marie Apruzzese

Email: dluski@draadvisors.com and jmapruzzese@draadvisors.com

and

c/o RCG Longview

7 Penn Plaza, Suite 618

New York, NY 10001

Attention:  Mr. Jay Anderson

Email: janderson@rcglongview.com

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and

c/o Ramius LLC

599 Lexington Avenue

20th Floor

New York, NY 10029

Attention:  Mr. Michael Boxer

Email: mboxer@ramius.com

and

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attention: Martin Luskin, Esq. and Corey Tarzik, Esq.

Email: mluskin@blankrome.com and ctarzik@blankrome.com

and

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038-4982

Attention:  Karen Scanna, Esq.

Email: kscanna@stroock.com

INVESTOR:

ARC NYWWPJV001, LLC

c/o American Realty Capital New York Recovery REIT, Inc.

405 Park Avenue

New York, New York 10022

Attention: Mr. Michael Happel and Jesse C Galloway, Esq.

E-mail: MHappel@arlcap.com and JGalloway@arlcap.com

with a concurrent copy to:

Donovan LLP

152 Madison Avenue, 14th Floor

New York, New York 10016

Attention: Nicholas T. Donovan, Esq.

E-mail: nick@donovanllp.com

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ESCROWEE:

First American Title Insurance Company
633 Third Avenue

New York, New York 10017

Attention: Stephen Farber

Email: sfarber@firstam.com

Notices given by (i) overnight delivery service as aforesaid shall be deemed received and delivered on the first Business Day following such dispatch, (ii) hand delivery shall be deemed received and delivered on the date actually delivered to or rejected by the intended recipient, and (iii) e-mail shall be deemed received and delivered as of the time and on the date the e-mail is sent (unless a delivery failure report is generated), provided that delivery pursuant to clause (i) or clause (ii) is provided within one (1) Business Day thereafter. Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party for all purposes hereunder, and counsel may enter into binding agreements on behalf of their respective clients, if the intention to be bound is expressly stated therein. Notwithstanding the foregoing provisions of this Section, notices served by hand delivery shall be deemed served on the date of delivery if delivered at or prior to 5:00 P.M. Eastern Time on a Business Day and on the next Business Day if delivered after 5:00 P.M. Eastern Time on a Business Day or at any time on a non-Business Day.

12.5 WWP Sponsor shall cause Office Owner and Amenities Owner to cooperate with Investor, at Investor’s cost and expense and without any additional liability to WWP Sponsor, WWP Owner or Amenities Owner, both prior to and after the Closing, in connection with any and all reasonable information requests made by or on behalf of Investor which are required to complete a so-called “Section 314 Audit”, including, but not limited to providing the following (to the extent applicable and in the possession or control of Office Owner and Amenities Owner or which Office Owner and Amenities Owner can obtain without undue burden): (a) monthly historical income statements for the Real Property for 2012; (b) monthly historical income statements for the Real Property for 2013, year to date; (c) five (5) years of annual historical occupancy and rent for the Real Property; (d) back-up and supporting documents relating to the items set forth herein (such as bills, checks, etc.); and (e) the most current financial statement for each Tenant, to the extent such current financial statements are in the possession of Office Owner or Amenities Owner or its managing agent. In addition, WWP Sponsor shall cause Office Owner and Amenities Owner to reasonably cooperate with Investor, at Investor’s cost and expense, both prior to and after the Closing, in connection with any and all reasonable information requests made by or on behalf of Investor to Office Owner and Amenities Owner, provided that such information is in the possession or control of Office Owner and Amenities Owner can obtain without undue burden, relating to the Real Property, including the books and records of the Real Property. WWP Sponsor acknowledges and agrees that any and all requests for information or documentation requested from the Investor or its affiliates by the Securities and Exchange Commission (“SEC”) shall be deemed “reasonable” for purposes of this Section. The provisions of this Section shall survive until the third (3rd) year anniversary of the Closing to the extent requests are made of Investor by the SEC.

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12.6 Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Agreement), as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section shall survive the Closing.

12.7 Confidentiality.

(a) Investor agrees that all written documentation furnished to Investor by WWP Sponsor concerning the Office Property, the Amenities Property, the Amenities Membership Interests and each of the Subsidiary Entities, including, without limitation, the Leases, Contracts, Amenities Mortgages, development plans, pro formas and rent rolls (all of the aforementioned information is collectively referred to as “Evaluation Material”) shall be treated confidentially as hereinafter provided, subject to the terms of the Confidentiality Agreement between the parties, which shall govern and control.

(b) All Evaluation Material shall not be used or duplicated by Investor in any way detrimental to WWP Sponsor, or for any purpose other than evaluating a possible investment by Investor in WWP Holdings. Investor agrees to keep all Evaluation Material (other than information which is a matter of public record other than as a result of disclosure thereof by Investor or Related Parties) strictly confidential; provided, however, that the Evaluation Material may be disclosed to the directors, officers, employees and prospective investors and partners of Investor, and to Investor’s attorneys, accounting firm and other professionals (all of whom are collectively referred to as “Related Parties”) who need to know such information for the purpose of evaluating a possible investment in and contribution to WWP Holdings, provided such Related Parties agree to abide by this Section 12.7. The Related Parties shall be informed of the confidential nature of the Evaluation Material and shall be directed in writing to keep all such information in the strictest confidence and use such information only for the purpose of evaluating a possible purchase by Investor. Investor will promptly, upon request of WWP Sponsor following the termination of this Agreement, deliver to WWP Sponsor all Evaluation Material furnished by WWP Sponsor, whether furnished before or after the date hereof, without retaining copies thereof. Investor shall direct Related Parties to whom Evaluation Material is made available not to make similar disclosures and any such disclosure shall be deemed made by and be the responsibility of Investor.

(c) Prior to the Closing, each of WWP Sponsor and Investor shall keep strictly confidential and shall cause the WWP Sponsor Parties and Related Parties, as applicable, to keep strictly confidential the provisions of this Agreement and the transactions contemplated hereunder except as may be required by law or in connection with any court or administrative proceeding, or required financial disclosures or other filings with the SEC or other governmental agencies by Investor or Investor’s affiliates. After the Closing, neither WWP Sponsor nor Investor shall make any public disclosures and shall cause the WWP Sponsor Parties and Related Parties, as applicable, not to make any public disclosures mentioning WWP Sponsor or Investor, as applicable, or the financial terms of the transactions contemplated herein, or regarding the provisions of this Agreement or the transactions accomplished at the Closing without the prior written consent of the other party, not to be unreasonably withheld. Nothing contained herein shall preclude the parties from issuing customary press releases following the Closing.

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(d) The provisions of this Section 12.7 shall (i) supersede any other confidentiality agreement entered into by and among Investor and WWP Sponsor and Subsidiary Entities, and (ii) survive the Closing or termination of this Agreement.

12.8 Recording. Investor shall not record this Agreement or any memorandum or notice thereof and any such recording shall be null and void and shall constitute a default hereunder. Investor shall indemnify WWP Sponsor, WWP Holdings, Office Owner and Amenities Owner, without duplication, against any liabilities, damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by such party arising from Investor’s failure to comply with this Section, which liability shall not be limited to the Deposit. The provisions of this Section shall survive the termination of this Agreement.

12.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Section 12.2 hereof.

12.10 Entire Agreement. This Agreement and the Appendix, Schedules and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore or simultaneously had between the parties hereto are merged in and are contained in this Agreement and said Schedules and Exhibits.

12.11 Waiver and Modifications. The provisions of this Agreement may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against which any waiver, change, modification or discharge is sought.

12.12 Captions and Titles. The captions or section titles contained in this Agreement and the Index, if any, are for convenience and reference only and shall not be deemed a part of the text of this Agreement.

12.13 Non-Business Days. If a party is required to perform an act or give a notice on a date that is a Saturday, Sunday or national holiday, the date such performance or notice is due shall be deemed to be the next Business Day.

12.14 Governing Law and Jurisdiction. This Agreement was negotiated in the State of New York and was executed and delivered by WWP Sponsor and Investor in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforcement and performance, this Agreement and the obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly within such State, without giving effect to the principles of conflicts of law of such jurisdiction. To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement and this Agreement shall be governed and construed in accordance with the laws of the State of New York as aforesaid pursuant to Section 5-1401 of the New York General Obligations Law.

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12.15 Counterparts. This Agreement may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. This Agreement may be delivered by facsimile or in portable document format (.pdf) by electronic mail, and such delivery shall be binding against the party so delivering this Agreement.

12.16 No Third Party Benefits. This Agreement is made for the sole benefit of WWP Sponsor and Investor and its respective successors and assigns (subject to Section 12.2 above) and no other person shall have any right, remedy or legal interest of any kind by reason of this Agreement.

12.17 Submission not an Offer. The submission of this Agreement by any part to the other shall not be construed as an offer, nor shall any party have any rights with respect thereto, unless and until each party has executed a copy of this Agreement and unconditionally delivered the same to the other party.

12.18 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination will not affect the remaining provisions of this Agreement, all of which will remain in full force and effect.

12.19 Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both WWP Sponsor and Investor have contributed substantially and materially to the preparation of this Agreement.

12.20 Exhibits. Each of the Exhibits and Schedules attached hereto are incorporated herein by reference.

12.21 Survival. Except for those provisions of this Agreement which expressly provide that any obligation, representation or covenant contained therein shall survive the Closing and/or the termination of this Agreement (collectively, the “Surviving Obligations”), the provisions of this Agreement and the representations herein shall not survive Closing.

12.22 Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

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12.23 Real Estate Reporting Person. Escrowee is hereby designated the "real estate reporting person" for purposes of Section 6045 of the Internal Revenue Code of 1986, as amended, and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrowee shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrowee shall file Form 1099 information return and send the statement to WWP Sponsor as required under the aforementioned statute and regulation. WWP Sponsor and Investor shall promptly furnish their federal tax identification numbers to Escrowee and shall otherwise reasonably cooperate with Escrowee in connection with Escrowee’s duties as real estate reporting person.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

WWP SPONSOR, LLC,
a Delaware limited liability company

By:	/s/ Peter S. Duncan
Name: Peter S. Duncan
Title: President

ARC NYWWPJV001, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

As to Section 4 and the other duties and responsibilities of Escrowee set forth in this Agreement:

First American Title INSURANCE COMPANY

By:	/s/ Stephen Farber
Name: Stephen Farber
Title: Vice President

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APPENDIX

DEFINITIONS

“Acquisition Date” shall mean July 22, 2009.

“Additional Rents” shall have the meaning ascribed to it in Section 9.4(a)(i)(A).

“Agreement” shall have the meaning ascribed to it in the introductory paragraph.

“Amenities Entities” shall mean Amenities Membership Owner, WWP MPH Partner, MPH Lender, EOP, Amenities Owner and Amenities Lender.

“Amenities Lender” shall have the meaning ascribed to it in the Recitals.

“Amenities Loan Documents” shall have the meaning ascribed to it in Section 6.1(o).

“Amenities Membership Interests” shall have the meaning ascribed to it in the Recitals.

“Amenities Membership Owner” shall have the meaning ascribed to it in the introductory paragraph.

“Amenities Mortgages” shall have the meaning ascribed to it in the Recitals.

“Amenities Owner” shall have the meaning ascribed to it in the Recitals.

“Amenities Owner LP Agreement” shall mean that certain Amended and Restated Limited Partnership Agreement of New York Communications Center Associates L.P. dated as of August 21, 1996, as amended by that certain First Amendment to the Amended and Restated Agreement of Limited Partnership of New York Communications Center Associates L.P. dated as of December 31, 2000.

“Amenities Premises” shall have the meaning ascribed to it in the Recitals.

“Amenities Property” shall mean the following:

(a) the Amenities Premises and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Amenities Premises or any portion thereof, to the center line thereof, and any strips and gores adjacent to the Amenities Premises or any portion thereof, and all right, title and interest of Amenities Owner in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Amenities Premises or any portion thereof by reason of any change of grade of any street;

(b) all rights, privileges, grants and easements appurtenant to the Amenities Premises, if any, including, without limitation, all of Amenities Owner’s right, title and interest, if any, in and to all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Amenities Premises;

Appendix: Page 1

(c) to the extent in effect on the Closing Date, all leases, licenses and other use and occupancy agreements entered into by Amenities Owner or its predecessors in interest covering offices, stores and other spaces at or within the Amenities Premises, including all amendments, modifications and supplements thereto, that have been (A) entered into prior to the Effective Date or (B) entered into on or after the Effective Date in accordance with the terms of this Agreement (collectively, “Amenities Leases”), and the security deposits under the Amenities Leases that have not heretofore been applied in accordance with the provisions of the Amenities Leases and this Agreement (whether in the form of cash, check or letter of credit) and any guarantees of the Amenities Leases, or applied hereafter in accordance with the terms of this Agreement;

(d) all fixtures, equipment and personal property, if any, owned by Amenities Owner and used solely in connection with the management, maintenance or operation of the Amenities Premises and located at the Amenities Property as of the Effective Date, and all inventory used solely in connection with the management, maintenance or operation of the Amenities Premises owned by Amenities Owner and located on the Amenities Premises on the date of Closing (the “Amenities Personal Property”);

(e) all service contracts, utility agreements, maintenance agreements, leasing, brokerage or commission agreements (including the Brokerage Agreements) and other contracts or agreements with respect to the Amenities Premises, including all amendments, modifications and supplements thereto, that have been (A) entered into prior to the Effective Date or (B) entered into on or after the Effective Date in accordance with the terms of this Agreement (collectively, “Amenities Contracts”), if any, (C) guarantees, licenses, approvals, certificates, permits, consents, authorizations, variances and warranties relating to the Amenities Premises (collectively, the “Amenities Permits and Licenses”), and (D) the name “Worldwide Plaza,” all to the extent assignable (the Amenities Contracts and the Amenities Permits and Licenses are sometimes hereinafter collectively referred to as the “Amenities Intangible Property”);

(f) all plans, specifications and drawings used in connection with the Amenities Premises that are in Amenities Owner’s possession or under Amenities Owner’s control as of the Closing Date;

(g) all available tenant lists, lease files, correspondence, documents, booklets, manuals and promotional and advertising materials concerning the Amenities Premises, the Amenities Leases, the Amenities Personal Property or the Amenities Intangible Property or used in connection therewith, or any part thereof, to the extent any of the foregoing are in Amenities Owner’s possession or control;

(h) all other right, title and interest of Amenities Owner in and to the Amenities Premises and any of the foregoing.

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“Apportionment Date” shall have the meaning ascribed to it in Section 9.4(a)(i).

“Approved Annual Budget” shall mean collectively or individually, as the context may require, the budget and leasing guidelines for the year 2013 dated as of November 30, 2012 for the Office Property and November 28, 2012 for the Amenities Property, each of which has been delivered to and previously approved by Investor, and are attached hereto as Exhibit 4.

“Broker” shall have the meaning ascribed to it in Section 12.1.

“Brokerage Agreements” shall have the meaning ascribed to it in Section 6.1(d).

“Business Day” shall mean any day other than a Saturday, Sunday or day on which the banks in New York are authorized or permitted to be closed.

“Casualty” shall mean a fire, earthquake, flood, fire or other casualty occurring on or after the Effective Date and prior to the Closing.

“Casualty Termination Event” shall mean a Casualty (i) for which the estimated cost of repair or restoration is more than $100,000,000.00, or (ii) will result in the termination of any Leases covering in excess of 25% of the aggregate leasable square footage of the Property, or (iii) for which any of (A) Cravath, (B) Nomura or (C) at least two (2) of the other Major Tenants have the right to terminate its or their respective Leases (and the time period for the exercise of such right has not elapsed, nor has such right been waived by such Tenant), or (iv) which entitles the Lender to accelerate the Mortgage Loan and apply the proceeds of such Casualty to the repayment of principal of the Mortgage Loan, and Lender elects in writing to so accelerate and apply, nor has such right been waived by Lender.

“CBAs” shall have the meaning ascribed to it in Section 6.1(j).

“Clause (iv) Cure Cap” shall have the meaning ascribed to it in Section 8.1(e)(iv).

“Closing” shall have the meaning ascribed to it in Section 9.1.

“Closing Date” shall have the meaning ascribed to it in Section 9.1.

“COBRA” shall have the meaning ascribed to it in Section 6.1(y)(vi).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitment Objections” shall have the meaning ascribed to it in Section 8.1(a).

“Condominium” shall mean the condominium known as The Residences at Worldwide Plaza and established pursuant to the Declaration.

“Condominium Documents” shall mean, collectively, the Declaration dated April 5, 1989 and recorded on May 2, 1989 at Reel 1568, Page 2399 and 2401, the Bylaws of the Residences at Worldwide Plaza, the Amendment to Declaration of Condominium and Bylaws of 59 West 12th Street Condominium dated August 22, 1997 and  the Agreement dated May 20, 1998 between The Board of Managers of the Residences at Worldwide Plaza, New York Communications Center Associates, L.P. and BRE/Worldwide, L.L.C.

Appendix: Page 3

“Contracts” shall mean, collectively, (i) the Office Contracts, and (ii) the Amenities Contracts.

“Controlled Group” shall have the meaning ascribed to it in Section 6.1(y)(ii).

“Cravath” shall mean Cravath, Swaine & Moore LLP.

“Cravath Lease” shall mean Lease Dated July 28, 1998, as modified by Letter Agreement dated July 28, 1998, a commencement date letter dated October 3, 1989, a First Amendment to Lease dated August 21, 1986, a Second Amendment to Lease dated November 20, 1997, a Third Amendment dated November 30, 1999, a Fourth Amendment dated September 15, 2000, a Fifth Amendment dated December 12, 2003, and Sixth Amendment to Lease dated June 8, 2007.

“Cure Extension Notice” shall have the meaning ascribed to it in Section 6.3.

“Damages” shall have the meaning ascribed to it in Section 6.3.

“Deposit” shall have the meaning ascribed to it in Article 3.

“Effective Date” shall have the meaning ascribed to it in the introductory paragraph.

“Emergency CapEx Needs” shall have the meaning ascribed to it in Section 7.6.

“Employee Benefit Plan” shall have the meaning ascribed to it in Section 6.1(y)(ii).

“Employees” shall have the meaning ascribed to it in Section 7.3.

“Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. §§ 6901 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300f et seq.), Environmental Protection Agency regulations pertaining to Asbestos (including, without limitation, 40 C.F.R. Part 61, Subpart M, the United States Environmental Protection Agency Guidelines on Mold Remediation in Schools and Commercial Buildings, the United States Occupational Safety and Health Administration regulations pertaining to Asbestos including, without limitation, 29 C.F.R. Sections 1910.1001 and 1926.58), applicable New York State and New York City statutes and the rules and regulations promulgated pursuant thereto regulating the storage, use and disposal of Hazardous Materials, the New York City Department of Health Guidelines on Assessment and Remediation of Fungi in Indoor Environments and any state or local counterpart or equivalent of any of the foregoing, and any related federal, state or local transfer of ownership notification or approval statutes.

Appendix: Page 4

“EOP” shall have the meaning ascribed to it in the Recitals.

“ERISA” shall have the meaning ascribed to it in Section 6.1(y)(ii).

“Escrowee” First American Title Insurance Company, as escrowee.

“Estoppel Certificate(s)” shall have the meaning ascribed to it in Section 7.8(a).

“Estoppel Default” shall have the meaning ascribed to it in Section 7.8(c).

“Evaluation Material” shall have the meaning ascribed to it in Section 12.6(a).

“Financial Statements” shall have the meaning ascribed to it in Section 6.1(w)(xi)(A).

“Hazardous Materials” shall mean (a) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them, (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (c) natural gas, synthetic gas and any mixtures thereof, (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable (collectively, “Asbestos”), (e) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (f) radon, (g) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (h) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation.

“Intangible Property” shall have the meaning ascribed to it in the definition of Office Property.

“Investor” shall have the meaning ascribed to it in the introductory paragraph.

“Investor Capital Contribution” shall mean the amount that is equal to forty-eight and 90/100 percent (48.90%) of the amount arrived at by subtracting Eight Hundred Seventy-Five Million and No/100 Dollars ($875,000,000.00) from One Billion Three Hundred Twenty-Five Million and No/100 Dollars ($1,325,000,000.00), as adjusted in accordance with Section 9.4 above. It being understood that Investor shall have an initial 48.90% membership interest in WWP Holdings and WWP Sponsor shall have an initial 51.10% membership interest in WWP Holdings and the Capital Accounts (as defined in the LLC Agreement) shall be in the amounts set forth in Section 2.2(d) above.

Appendix: Page 5

“Investor Interest” shall mean a forty-eight and 90/100 percent (48.90%) Percentage Interest in WWP Holdings as set forth in the LLC Agreement.

“Investor Knowledge Individuals” shall have the meaning ascribed to it in Section 6.5(a).

“Investor Officer’s Certificate” shall mean a certificate of an officer of Investor in the form attached hereto as Exhibit 5.

“Law” shall mean all binding Federal, State, local and municipal laws, statues, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any governmental authority.

“Leases” shall mean, collectively, (i) the Office Leases, and (ii) the Amenities Leases.

“Lender” shall mean, collectively, German American Capital Corporation and Bank of America, N.A., together with their respective successors and assigns.

“LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of WWP Holdings, LLC attached hereto as Exhibit 1.

“Liability Ceiling” shall have the meaning ascribed to it in Section 6.5(b).

“Loan Documents” shall mean the Mortgage Loan Documents and the Mezzanine Loan Documents.

“Loans” shall mean, collectively, the Mortgage Loan and the Mezzanine Loan.

“Major Tenants” shall mean shall mean (i) Cravath, (ii) Nomura, (iii) WNET.ORG and THIRTEEN, and (iv) Ballys Sports Club.

“Material Adverse Effect” shall mean an effect that, individually or in the aggregate with all other effects, is materially adverse to the business, results of operations or financial condition of the Office Property, the Amenities Property or the Amenities Membership Interests, or WWP Sponsor’s ability to complete the transactions contemplated in this Agreement, taken as a whole.

“Material Contract” shall have the meaning ascribed to it in the LLC Agreement.

“Material Lease” shall have the meaning ascribed to it in the LLC Agreement.

Appendix: Page 6

“Mezzanine Loan” shall mean the mezzanine financing to WWP Mezz from Lender in the principal amount of $165,000,000, advanced on February 25, 2013, pursuant to the Mezzanine Loan Documents.

“Mezzanine Loan Documents” shall have meaning ascribed to it in Section 6.1(q).

“Mortgage Loan” shall mean that first- lien mortgage financing to Office Owner and Amenities Membership Owner from Lender in the principal amount of $710,000,000, advanced on February 25, 2013, pursuant to the Mortgage Loan Documents.

“Mortgage Loan Documents” shall have meaning ascribed to it in Section 6.1(q).

“MPH Lender” shall have the meaning ascribed to it in the Recitals.

“Nomura” shall mean Nomura Holding America Inc., the tenant under the Nomura Lease.

“Nomura Lease” shall mean that certain Lease dated as of June 29, 2011 between Office Owner, as landlord, and Nomura, as tenant, as amended by the First Amendment to Lease dated as of December 28, 2011, covering certain premises in the Office Premises, as amended by the First Amendment to Lease dated as of December 28, 2011, Second Amendment to Lease dated as of September 12, 2012, and Third Amendment to Lease dated as of April 22, 2013, covering certain premises in the Office Premises.

“Office Contracts” shall have the meaning ascribed to it in the definition of Office Property.

“Office Leases” shall have the meaning ascribed to it in the definition of Office Property.

“Office Owner” shall have the meaning ascribed to it in the introductory paragraph.

“Office Premises” shall have the meaning ascribed to it in the Recitals.

“Office Property” shall mean the following:

(a) the Office Premises and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Office Premises or any portion thereof, to the center line thereof, and any strips and gores adjacent to the Office Premises or any portion thereof, and all right, title and interest of Office Owner in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Office Premises or any portion thereof by reason of any change of grade of any street;

(b) all rights, privileges, grants and easements appurtenant to the Office Premises, if any, including, without limitation, all of Office Owner’s right, title and interest, if any, in and to all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Office Premises;

Appendix: Page 7

(c) to the extent in effect on the Closing Date, all leases, licenses and other use and occupancy agreements entered into by Office Owner or its predecessors in interest covering offices, stores and other spaces at or within the Office Premises, including all amendments, modifications and supplements thereto, that have been (A) entered into prior to the Effective Date or (B) entered into on or after the Effective Date in accordance with the terms of this Agreement (collectively, “Office Leases”) and the security deposits under the Office Leases that have not heretofore been applied in accordance with the provisions of the Office Leases and this Agreement (whether in the form of cash, check or letter of credit) and any guarantees of the Office Leases, or applied hereafter in accordance with the terms of this Agreement;

(d) all fixtures, equipment and personal property, if any, owned by Office Owner and used solely in connection with the management, maintenance or operation of the Office Premises and located at the Office Property as of the Effective Date, and all inventory used solely in connection with the management, maintenance or operation of the Office Premises owned by Office Owner and located on the Office Premises on the date of Closing (the “Office Personal Property”);

(e) all service contracts, utility agreements, maintenance agreements, leasing, brokerage or commission agreements (including the Brokerage Agreements) and other contracts or agreements with respect to the Office Premises, including all amendments, modifications and supplements thereto, that have been (A) entered into prior to the Effective Date, or (B) entered into on or after the Effective Date in accordance with the terms of this Agreement (collectively, “Office Contracts”), if any, (C) guarantees, licenses, approvals, certificates, permits, consents, authorizations, variances and warranties relating to the Office Premises (collectively, the “Office Permits and Licenses”), and (D) the name “Worldwide Plaza,” all to the extent assignable (the Office Contracts and the Office Permits and Licenses are sometimes hereinafter collectively referred to as the “Office Intangible Property”);

(f) all plans, specifications and drawings used in connection with the Office Premises that are in Office Owner’s possession or under Office Owner’s control as of the Closing Date;

(g) all available tenant lists, lease files, correspondence, documents, booklets, manuals and promotional and advertising materials concerning the Office Premises, the Office Leases, the Office Personal Property or the Office Intangible Property or used in connection therewith, or any part thereof, to the extent any of the foregoing are in Office Owner’s possession or control; and

(h) all other right, title and interest of Office Owner in and to the Office Premises and any of the foregoing.

“Ongoing Work” shall have the meaning ascribed to it in Section 6.1(m).

“Organizational Documents” shall have the meaning ascribed to it in Section 6.1(w)(x).

“Permitted Encumbrances” shall mean each of the following:

Appendix: Page 8

(i) the state of facts disclosed on the Survey and any further state of facts a current survey or private inspection of the Real Property would disclose which further facts do not materially impair the current use of the Real Property or which are otherwise permitted exceptions as listed in the Condominium Documents;

(j) The standard printed exclusions from coverage contained in the ALTA form of owners title policy currently in use in New York;

(k) Property Taxes which are a lien but not yet due and payable, subject to proration in accordance with Section 9.4 of this Agreement;

(l) Any Laws affecting the Real Property in effect as of the Effective Date or the Closing Date, including, without limitation, all zoning, land use, building and Environmental Laws, rules, regulations, statutes, ordinances, orders or other legal requirements, including landmark designations and all zoning variance and special exceptions, if any;

(m) All covenants, restrictions and utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Real Property, provided that, in the case of any of the foregoing items which shall not be of record, the same do not materially adversely affect the present use of the Real Property (unless same were disclosed on the Survey);

(n) Any installment not yet due and payable of assessments imposed after the Effective Date and affecting the Real Property or any portion thereof, subject to proration in accordance with Section 9.4 of this Agreement;

(o) All Violations now or hereafter issued or noted;

(p) The rights and interests held by Tenants, as tenants only, under the Leases in effect at Closing and others claiming by, through or under such Leases;

(q) Possible encroachments and/or projections of stoop areas, roof cornices, window trims, vent pipes, cellar doors, steps, columns and column bases, flue pipes, signs, piers, lintels, window sills, fire escapes, satellite dishes, protective netting, sidewalk sheds, ledges, fences, coping walls (including retaining walls and yard walls), air conditioners and the like, if any, on, under, or above any street or highway, the Real Property or any adjoining property;

(r) Any lien or encumbrance (including, without limitation, any mechanics' lien or materialmen's lien), the removal of which is the obligation of a tenant under a Lease, provided, that such Lease is then in effect;

(s) The Condominium Documents;

(t) the Amenities Mortgages; and

Appendix: Page 9

(u) All other matters which, pursuant to the terms of this Agreement, are deemed Permitted Encumbrances.

“Permits and Licenses” shall mean the Office Permits and Licenses and the Amenities Permits and Licenses.

“Preliminary Proration Statement” shall have the meaning ascribed to it in Section 9.4(a)(i).

“Proceeding” shall have the meaning ascribed to it in Section 6.4.

“Property Taxes” shall mean any real property taxes assessed or levied against the Real Property, including, BID and other special assessment districts.

“Real Property” shall have the meaning ascribed to it in the Recitals.

“REIT” shall mean a real estate investment trust, as defined in Section 856(a) of the Code.

“Related Parties” shall have the meaning ascribed to it in Section 13.6(b).

“Rent Roll” shall have the meaning ascribed to it in Section 6.1(e).

“Representation Update” shall have the meaning ascribed to it in Section 6.3(b).

“Scheduled Closing Date” shall have the meaning ascribed to it in Section 9.1.

“Second Mortgage” shall have the meaning ascribed to it in Schedule A-3.

“Subsidiary Entities” means, collectively, WWP Holdings, WWP Mezz, Office Owner, Amenities Membership Owner, WWP MPH Partner, MPH Lender, EOP, Amenities Owner and Amenities Lender.

“Substantial Portion” shall mean a Taking which (a) involves more than ten percent (10%) of the rentable area of the Real Property as determined by an independent architect chosen by WWP Sponsor, (b) shall materially and adversely affect the ingress or egress rights of the Real Property on a permanent basis, (c) allows Cravath, Nomura or at least two (2) of the other Major Tenants the right to terminate its or their respective Leases, unless such rights shall be waived, or (c) entitles the Lender to accelerate the Mortgage Loan and apply the proceeds of such Taking to the repayment of principal of the Mortgage Loan and Lender elects in writing to so accelerate and apply.

“Supplemental Proration Statement” shall have the meaning ascribed to it in Section 9.4(b)(i).

“Survey” shall mean the existing ALTA survey of the Real Property prepared by Earl B. Lovell – S.P. Belcher, Inc., dated April 19, 1990, updated June 29, 2012 and last redated by visual examination of the premises made on February 1, 2013.

Appendix: Page 10

“Surviving Obligations” shall have the meaning ascribed to it in Section 12.20.

“Survival Period” shall have the meaning ascribed to it in Section 6.5(b).

“Taking” shall mean a taking of property in the exercise of the power of condemnation or eminent domain by any sovereign, municipality or other public or private authority (other than a temporary taking) or shall be the subject of a duly noticed hearing held by any such authority relating to a pending taking in the exercise of the power of condemnation or eminent domain.

“Tax” or “Taxes” shall mean any and all federal, state, local and foreign taxes, levies, fees, imposts, duties, and similar governmental charges, including, without limitation, (x) taxes based upon or measured by gross receipts, income, or profits, and (y) sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, goods and services, capital stock, license, branch, social security (or similar), unemployment, compensation, utility, severance, production, stamp, occupation, premium, windfall profits, transfer and gains and real and personal property taxes, and customs duties together with all interest, fines, assessments, penalties and additions imposed with respect to such amounts. “Tax” or “Taxes” shall also include any liability for the payment of any amounts of the type described in the preceding sentence as a result of being a transferee of or successor to any person.

“Tax Proceedings” shall mean an application for the reduction of the assessed valuation of the Real Property or any portion thereof or for a refund of Property Taxes previously paid.

“Tax Return” means returns, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information, and any amendment thereto) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any Law relating to any Taxes.

“Tenant” shall mean any tenant under a Lease.

“Tenant Arrearage Schedule” shall have the meaning ascribed to it in Section 6.1(e).

“Third Mortgage” shall have the meaning ascribed to it in Schedule A-3.

“Title Commitments” shall mean that certain Certificate of Title No. 3020-633164 issued by the Title Company.

“Title Company” shall mean First American Title Insurance Company.

“Title Cure Period” shall have the meaning ascribed to it in Section 8.1(c).

“Title Objections” shall have the meaning ascribed to it in Section 8.1(b).

“Transfer Taxes” shall have the meaning ascribed to it in Section 9.2(a).

Appendix: Page 11

“Update Exception” shall have the meaning ascribed to it in Section 8.1(b).

“Update Objection Deadline” shall have the meaning ascribed to it in Section 8.1(b).

“Update Objections” shall have the meaning ascribed to it in Section 8.1(b).

“Violations” shall have the meaning ascribed to it in Section 8.2.

“WWP MPH Partner” shall have the meaning ascribed to it in the Recitals.

“WWP Holdings” shall have the meaning ascribed to it in the Recitals.

“WWP Mezz” shall have the meaning ascribed to it in the Recitals.

“WWP Sponsor Knowledge Individual” shall have the meaning ascribed to it in Section 6.2.

“WWP Sponsor Parties” shall mean WWP Sponsor, the Subsidiary Entities, George Comfort & Sons, Inc., Comfort Maintenance Corp. and each of their respective affiliates, subsidiaries, and each of their respective officers, directors, shareholders, employees, independent contractors, partners, representatives, agents, members, trustees, property managers, asset managers, managers, non-member managers, agents, lenders, attorneys, affiliates and related entities, heirs, successors and assigns, all without duplication.

“WWP Sponsor” shall have the meaning ascribed to it in the introductory paragraph.

Appendix: Page 12

EXHIBIT 1

FORM OF LLC AGREEMENT

EXHIBIT 2

ESTOPPEL CERTIFICATES

Exhibit 2: Page 1

EXHIBIT 3-A

TITLE CERTIFICATE

The undersigned, being duly sworn, deposes and says on behalf of_______________ (the “Company”): [NOTE – TITLE AFFIDAVIT TO COME FROM OFFICE OWNER AND AMENITIES OWNER]

1.	That the Company, a Delaware limited liability company, is the owner of the premises known as __________________(the “Premises”) and more particularly set forth on Exhibit A attached hereto.

2.	That, to the best of the undersigned’s knowledge, there has been no work done upon the Premises by the City of New York, nor any demand made for any such work by the City of New York that may result in charges assessed by the New York City Department of Rent and Housing Maintenance, Emergency Services, or charges by the New York City Department of Environmental Protection for water tap closings or any related work.

3.	That, to the best of the undersigned’s knowledge, except as disclosed in that certain Certificate of Title No. ___________ for the Premises prepared by [______________] Company dated _____________ and any updates thereto on or prior to the date hereof (the “Title Report”), there are no unpaid fees or charges which may become a lien against the Premises levied by the City of New York Department of Buildings for inspections, reinspections, examinations, services or permits relating to the Premises.

4.	That, except as set forth on the rent roll attached as Exhibit B hereto, there are no tenants in the Premises. All persons in possession of the Premises are in possession as tenants only. [The leases referred to in Exceptions ____ (Ogilvy & Mather), ____ (Polygram Records), ____ (Microsoft Corporation) and _____ (Darcy Masius Benton & Bowles) of the Title Report have either been terminated or have expired and there are no parties or persons in possession of the Premises or any part thereof pursuant to said leases.] ] [IF NEEDED] No tenant at the Premises holds an option to purchase the fee interest or a right of first offer or a right of first refusal with respect to the fee interest, either pursuant to a written lease or by separate agreement, [except the right of first offer with respect to the (i) net lease of all or substantially all or the sale of the building located on the Premises or (ii) sale of all or substantially all of ownership interests in landlord provided for in Article 65 of that certain Agreement of Lease dated as of June 29, 2011, between Office Owner and Nomura Holding America Inc., a Delaware corporation (“Nomura”), as amended by that certain First Amendment to Lease dated as of December 28, 2011 (as amended, the “Nomura Lease”). Owner delivered to Nomura an offer notice (the “Offer Notice”) with respect to Nomura’s right to purchase the Premises (the “ROFO Right”) by personal delivery on May __, 2013. Owner did not receive any notice from Nomura exercising the ROFO Right within 45 days after Nomura’s receipt of the Offer Notice, as required under the Nomura Lease.] [OFFICE ONLY] [AMENITIES WILL REQUIRE DISCLOSURE OF PARTNER RIGHTS]

That any open real estate taxes, water and sewer charges assessed against the Premises and set forth in the Title Report will be paid in the ordinary course of business.

Exhibit 3-A: Page 1

The undersigned makes this affidavit on behalf of the Company in his capacity as an officer thereof (and without personal liability of any nature whatsoever) to [______________] and its coinsurers to insure title to the Premises.

[SIGNATURE IS ON NEXT PAGE]

Exhibit 1: Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________ ___, 2013.

__________________________________

By: ________________________________
Name:
Title:

Sworn to before me the ____
day of __________, 2013

__________________________
Notary Public

Exhibit 1: Page 3

EXHIBIT A to Exhibit 3-a

Legal Description

Exhibit 3-A: Page 4

EXHIBIT B to Exhibit 3-a

Rent Roll

Exhibit 3-A: Page 5

EXHIBIT 3-B

NON-IMPUTATION AFFIDAVIT

Title No.

STATE OF NEW YORK	:
: ss.:
COUNTY OF __________	:

WWP SPONSOR LLC (“Deponent”), being duly sworn, deposes and says:

1.	Deponent is the current sole member of WWP HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), which is the indirect owner of all of the membership interests in WWP Office, LLC (hereinafter referred as the "Owning Entity"), which owns certain real property and improvement located thereon (hereinafter referred to as the "Property") as more particularly described on Schedule A annexed to this Affidavit;

2.	Deponent is familiar with the facts set forth herein and makes this Affidavit to induce the [______________] (hereinafter referred to as "[______________] ") to issue an Owner’s policy of title insurance under title number __________ (the “Owner’s Policy”) insuring title to the Property by Owning Entity (hereinafter referred to as the "Insured") with a non-imputation endorsement for the purposes of providing certain assurances under said Owner’s Policy in order that [______________] would not deny liability under the Owner’s Policy by virtue of the imputation of knowledge by operation of law from the undersigned as a member of an Holdings and indirect owner of the interests in the Owning Entity.

3.	To the best knowledge of the undersigned from personal knowledge or making inquiry of persons with knowledge and except (i) as otherwise set forth in the Insurer’s owner’s or mortgagee’s policy of title insurance or (ii) as disclosed in the underlying commitment or in any accompanying lien, litigation or violation searches or (iii) for matters existing in the land records where the Property is located as of the date hereof or any other public filings or records or (iv) for matters which are part of or arising out of any leases or subleases for the Property or (v) for matters covered by insurance or which constitute landlord/tenant matters:

a.	The Owning Entity has not executed and delivered any unrecorded deed, land contract, lease (except for those leases disclosed on Schedule B annexed to this Affidavit), option to purchase or other agreement or instrument adversely affecting title to the Property and the Owning Entity has not otherwise created in writing any encumbrance or other adverse interest in and to any Property, except in each case as disclosed or referred to herein or in the title reports (hereinafter referred to as the "Title Reports") identified on Schedule A hereto issued by [______________] with respect to the Properties.

Exhibit 3-A: Page 6

b.	No claims have been asserted in writing by third parties against the Owning Entity’s interest in, or title to, the Property, which claims have not been satisfied, except as disclosed or referred to herein or in the Title Reports.

c.	There are no material judgments, decrees or orders of any court for the payment of moneys against Owning Entity, which remain unsatisfied, or any suit or proceeding now pending anywhere, which in either case would materially and adversely affect the Owning Entity or the Property; no proceeding in bankruptcy and no assignment for the benefit of creditors has ever been instituted or made by or against the Owning Entity.

d.	Deponent acknowledges that he has read the forgoing and understands the legal aspects if any misrepresentation or untrue statement is made herein and that Deponent will indemnify and hold harmless [______________] against any liability occasioned by reason of its reliance on this Affidavit in the event of any misrepresentation or untrue statement contained herein.

WWP SPONSOR LLC

By:_________________________
:
Title:

Sworn to before me this
______ day of _______, 20___

_________________________
Notary Public

Exhibit 3-A: Page 7

Exhibit 4

Approved Annual Budget

Exhibit 4: Page 1

Exhibit 5

INVESTOR’S OFFICER’S CERTIFICATE

American Realty Capital New York Recovery REIT, Inc., a Maryland corporation (“NYRR”), does hereby certify to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation and BANK OF AMERICA, N.A., a national banking association, as of October [___], 2013 that:

1. NYRR is the sole member of ARC NYWWPJV001, LLC, a Delaware limited liability company (“Investor”).

2. Neither NYRR nor Investor (a) have ever been indicted or convicted of, or plead guilty or no contest to a felony, (b) have ever been indicated or convicted of, or plead guilty or no contest to a Patriot Act Offense, (c) are on any Governmental List, and (d) have ever been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding.

3. NYRR is a real estate investment trust and together with its subsidiaries and affiliates, has total assets (in name or under management) in excess of $600,000,000.00 and capital/statutory surplus and shareholder’s equity of not less than $250,000,000.00.

All capitalized terms used herein and not otherwise defined shall have respective meanings ascribed to them in that certain Loan Agreement dated as of February 25, 2013 between German American Capital Corporation and Bank of America, N.A., as lenders, and WWP Office, LLC and WWP Amenities Holdings, LLC, as borrowers.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth above.

American Realty Capital New York Recovery
REIT, Inc., a Maryland corporation

By:	______________________________
Name:
Title:

Exhibit 4: Page 2